UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.      )

Filed by the Registrant ☒                Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Commission File No. 0-20572

PATTERSON COMPANIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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1031 MENDOTA HEIGHTS ROAD

ST. PAUL, MINNESOTA 55120

August 3, 2007

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Patterson Companies, Inc. to be held at 2930 Waters Road, Suite 100, Eagan, Minnesota 55121, on Monday, September 10, 2007, at 4:30 p.m. local time.

At the meeting you will be asked to vote for the election of three directors, to consider and vote upon approval of an amendment to our Equity Incentive Plan to include our non-employee directors as a class of persons eligible to receive awards under the Plan, and to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 26, 2008. I encourage you to vote for the nominees for director, for the amendment to the Equity Incentive Plan, and for ratification of the appointment of Ernst & Young LLP.

Whether or not you are able to attend the meeting in person, I urge you to sign and date the enclosed proxy and return it promptly in the enclosed envelope, or follow the telephone or internet voting instructions that appear on the enclosed proxy card.

Very truly yours,

PATTERSON COMPANIES, INC.

/s/ Peter L. Frechette

Peter L. Frechette

Chairman

PATTERSON COMPANIES, INC.

1031 MENDOTA HEIGHTS ROAD

ST. PAUL, MINNESOTA 55120

NOTICE

OF

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD

SEPTEMBER 10, 2007

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Patterson Companies, Inc., a Minnesota corporation, will be held at 2930 Waters Road, Suite 100, Eagan, Minnesota 55121, on Monday, September 10, 2007, at 4:30 p.m. local time, for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect three directors to have terms expiring in 2010 and until their successors shall be elected and duly qualified;

2.	To consider and vote upon a proposal to amend our Equity Incentive Plan to include our non-employee directors as a class of persons eligible to receive awards under the Plan;

3.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 26, 2008; and

4.	To consider such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on July 13, 2007, are entitled to notice of, and to vote at, the meeting. Whether or not you expect to attend the meeting in person, please mark, date and sign the enclosed proxy exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States, or follow the telephone or internet voting instructions that appear on the enclosed proxy card. Proxies may be revoked at any time before they are exercised and, if you attend the meeting in person, you may withdraw your proxy and vote personally on any matter brought properly before the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Matthew L. Levitt
Matthew L. Levitt
Secretary

St. Paul, Minnesota

August 3, 2007

i

PATTERSON COMPANIES, INC.

1031 MENDOTA HEIGHTS ROAD

ST. PAUL, MINNESOTA 55120

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD

SEPTEMBER 10, 2007

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Patterson Companies, Inc. for use at the annual meeting of shareholders to be held at 2930 Waters Road, Suite 100, Eagan, Minnesota 55121, on Monday, September 10, 2007, at 4:30 p.m. local time, or at any adjournment or postponement thereof. All shares of common stock represented by properly executed and returned proxies, unless such proxies have previously been revoked, will be voted at the meeting and, where the manner of voting is specified on the proxy, will be voted in accordance with such specifications. Shares represented by properly executed and returned proxies on which no specification has been made will be voted for the election of the nominees for director listed herein, for approval of the amendment to our Equity Incentive Plan, and for ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. If any other matters are properly presented at the meeting for action, including a question of adjourning or postponing the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

The notice of annual meeting, this proxy statement and the related proxy card are first being mailed to shareholders on or about August 3, 2007.

Record Date and Outstanding Common Stock

The Board of Directors has fixed the close of business on July 13, 2007, as the record date for determining the holders of outstanding common stock entitled to notice of, and to vote at, the meeting. On that date, there were 139,645,329 shares of common stock issued, outstanding and entitled to vote.

Revocability of Proxies

Any shareholder who executes and returns a proxy may revoke it at any time before it is voted. Any shareholder who wishes to revoke a proxy can do so by (a) submitting a later-dated proxy relating to the same shares by (1) following the telephone voting instructions, (2) following the internet voting instructions, or (3) signing, dating and returning another proxy to our company by mail, (b) filing a written notice of revocation bearing a later date than the proxy with our Corporate Secretary before the vote at the meeting, or (c) appearing in person at the meeting, filing a written notice of revocation and voting in person the shares to which the proxy relates. Any written notice or subsequent proxy should be delivered to Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120, Attention: Matthew L. Levitt, or hand-delivered to Mr. Levitt before the vote at the meeting.

Voting and Solicitation

Each shareholder is entitled to one vote, exercisable in person or by proxy, for each share of common stock held of record on the record date. Shareholders do not have the right to cumulate votes in the election of directors.

We will pay the expenses incurred in connection with the solicitation of proxies. We are soliciting proxies principally by mail. In addition, our directors, officers and regular employees may solicit proxies personally, by telephone, by facsimile or by e-mail, for which they will receive no consideration other than their regular compensation. We will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of shares of common stock held as of the record date and will reimburse such persons for their reasonable expenses so incurred.

Quorum; Abstentions; Broker Non-Votes

The presence, in person or by proxy, of the holders of at least a majority of the shares of common stock outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business at the meeting. All votes will be tabulated by the inspector of election for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

If a properly executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter.

If a properly executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matter.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board of Directors is divided into three classes, as nearly equal in number as possible, with the term of office of a class expiring each year. Directors are elected for staggered terms of three years and until their successors are elected and duly qualified. John D. Buck, Peter L. Frechette and Charles Reich have been nominated to serve three-year terms expiring in 2010. There are five other directors whose terms of office do not expire in 2007. There are no family relationships between any director or officer.

It is intended that votes will be cast pursuant to the enclosed proxy for the election of the nominees, except for those proxies that withhold such authority. As noted above, shareholders do not have cumulative voting rights with respect to the election of directors, and proxies cannot be voted for a greater number of directors than the number of nominees. If any of the nominees shall be unable or unwilling to serve as a director, it is intended that the proxy will be voted for the election of such other person or persons as the proxies shall, in their discretion, determine. We have no reason to believe that any of the nominees will not be candidates or will be unable to serve.

Set forth below is certain information concerning the nominees for election as director and the five directors whose terms of office will continue after the meeting.

Name	Age	Principal Occupation	Position with Patterson	Director Since
John D. Buck	57	Chief Executive Officer of Whitefish Ventures, LLC	Director	2006

Ronald E. Ezerski	61	Private Investor	Director	1983

Peter L. Frechette	69	Chairman of Patterson Companies, Inc.	Chairman	1983

Andre B. Lacy	67	Chairman of the Board of LDI Ltd., LLC	Director	1989

Charles Reich	65	Former Executive Vice President of 3M Health Care	Director	2005

Ellen A. Rudnick	56	Executive Director and Clinical Professor at the University of Chicago Graduate School of Business	Director	2003

Harold C. Slavkin	69	Dean of the USC School of Dentistry	Director	2001

James W. Wiltz	62	President and Chief Executive Officer of Patterson Companies, Inc.	President, Chief Executive Officer and Director	2001

Nominees for Election as Director for Terms Expiring at the Annual Meeting in 2010

John D. Buck, age 57, has served as Chief Executive Officer of Whitefish Ventures, LLC, which provides financial services and strategic business expertise to small companies, since 2000. Prior to Whitefish Ventures, he was President and Chief Operating Officer at Fingerhut Companies, Inc. from 1996 to 2000 and played an integral role in developing the business services area of the company. Prior to Fingerhut, Mr. Buck was Vice President of Administration at Alliant Techsystems, a leading supplier of aerospace and defense technologies. Prior to that, Mr. Buck spent 21 years at Honeywell, Inc., most recently serving as Vice President of

Administration. Mr. Buck is Chairman of the Board of Directors of Medica, the second largest health benefits plan in Minnesota, and non-executive Chairman of the Board of ValueVision Media, Inc./Shop NBC. He has been one of our directors since December 2006.

Peter L. Frechette, age 69, served as our Chief Executive Officer from September 1982 through May 2005. He was our President from September 1982 to April 2003, has been one of our directors since March 1983 and has been our Chairman since May 1985. Prior to joining us, Mr. Frechette was employed by American Hospital Supply Corporation for 18 years, the last seven of which he served as President of its Scientific Products Division.

Charles Reich, age 65, has been retired since October 2004. From October 2002 to October 2004, Dr. Reich served as Executive Vice President of 3M Health Care, a business segment of 3M Company. Dr. Reich joined 3M Company in 1968 as a research chemist and assumed a variety of management positions in the Research & Development organization before moving to business management in 1989. He held a variety of management and executive positions, including international postings, within 3M Company since that time. He also served as a member of the Executive Advisory Board, Juran Center for Leadership in Quality at the University of Minnesota. Dr. Reich has been a director of Imation Corp. since July 2004. He has been one of our directors since December 2005.

Directors Whose Terms Expire at the Annual Meeting in 2008

Ronald E. Ezerski, age 61, served as our Vice President, Treasurer and Chief Financial Officer from December 1982 through July 1999 and was President of our subsidiary, Dental Capital Corporation, from December 1982 until October 1988 when it was merged into our company. From September 1996 through July 1999, Mr. Ezerski also served as our Executive Vice President. Mr. Ezerski has been one of our directors since March 1983.

Andre B. Lacy, age 67, has served as Chairman of the Board of LDI Ltd., LLC since 1992. Mr. Lacy served as LDI Ltd., LLC’s Chief Executive Officer from 1986 through 2006. LDI Ltd., LLC is an industrial and investment limited liability company. Mr. Lacy is Director Emeritus of FinishMaster, Inc. Mr. Lacy also serves as a director of The National Bank of Indianapolis Corporation and Herff Jones, Inc. Mr. Lacy has been one of our directors since 1989.

Directors Whose Terms Expire at the Annual Meeting in 2009

Ellen A. Rudnick, age 56, has served as Executive Director and Clinical Professor of the Michael P. Polsky Center for Entrepreneurship at the University of Chicago Graduate School of Business since March 1999. She served as Chairman of Pacific Biometrics, a medical diagnostics company which she co-founded from 1993 to 1999; President of HCIA, and CEO of Healthcare Knowledge Resources, both healthcare information service companies from 1990 to 1992; and served in a variety of capacities at Baxter Healthcare from 1975 to 1990, including Corporate Vice President of Baxter Healthcare and President and Founder of Baxter Management Services Division. Ms. Rudnick also served as Founder and Chairman of CEO Advisors, a consulting firm established in 1992. Ms. Rudnick also serves as director of First Midwest Bancorp, Inc., HMS Holdings Corporation and Liberty Mutual Insurance Company. She has been one of our directors since December 2003.

Harold C. Slavkin, age 69, has been Dean of the University of Southern California School of Dentistry since August 2000. Dr. Slavkin returned to USC after serving as the sixth director of the National Institute of Dental and Craniofacial Research, one of the National Institutes of Health. Dr. Slavkin is a member of the Institute of Medicine of the National Academy of Sciences, a Fellow of the American Association for the Advancement of Science, a Fellow of both the American College of Dentistry and the International College of Dentistry, Past-President of the American Dental Association and a member of the International Association for Dental Research. In 1968, Dr. Slavkin joined the faculty of the USC School of Dentistry. He has been one of our directors since December 2001.

James W. Wiltz, age 62, was elected President and Chief Executive Officer in May 2005. He served as one of our Vice Presidents from 1986 to 2003, and as our President and Chief Operating Officer from April 2003 through May 2005. He has been employed by us since September 1969, initially as a territory sales representative, then an equipment specialist and later a branch manager. In 1980, Mr. Wiltz was appointed Vice President of the Midwestern Division and was appointed Vice President, Sales and Distribution in 1986. From 1996 to 2003, Mr. Wiltz served as President of our subsidiary, Patterson Dental Supply, Inc. He has been one of our directors since March 2001.

Required Vote

Election as a director requires the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at the meeting. The Board of Directors recommends that shareholders vote FOR the election of the nominees listed above.

OUR BOARD OF DIRECTORS AND COMMITTEES

Overview

The Board of Directors represents the interests of our shareholders as a whole and is responsible for directing the management of the business and affairs of our company, as provided by Minnesota law. The Board of Directors held six meetings and took action by written consent on two occasions in fiscal year 2007. In addition to meetings of the full Board, directors also attended committee meetings. Each director then in office attended at least 75% of all of the meetings of the Board and of those committees on which he or she served.

The Board is comprised of a majority of “independent” directors as defined in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market. The independent directors are identified by name in the “Independent Directors” column of the chart that appears below within the subsection captioned “Committees.”

The independent members of the Board meet in executive session at each regular meeting of the Board, with no members of management present.

Our company has published Principles of Business Conduct and Code of Ethics. The Principles of Business Conduct and Code of Ethics satisfy the requirements of Item 406(b) of Regulation S-K and applicable NASDAQ Marketplace Rules. The Principles of Business Conduct and Code of Ethics are available on our website at www.pattersoncompanies.com or in print upon written request to Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120, Attention: Investor Relations. We intend to disclose any amendment to or waiver from a provision of our Principles of Business Conduct and Code of Ethics that requires disclosure on our website at www.pattersoncompanies.com.

Committees

Our Board of Directors has an Audit Committee, a Compensation Committee and a Governance Committee. Our Governance Committee also functions as our nominating committee. Each committee consists solely of members who are “independent” as defined in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market. In addition, each member of the Audit Committee is “independent” as defined in Exchange Act Rule 10A-3 and each member of the Compensation Committee is a “non-employee director” and is an “outside director” under the rules of the Securities and Exchange Commission and the Internal Revenue Service, respectively. Each of these committees has a charter, all of which are available on our website at www.pattersoncompanies.com or in print upon written request to Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120, Attention: Investor Relations.

The Board also has an Executive Committee.

The following table shows the current membership of the committees and identifies our independent directors:

Name	Executive*	Audit	Compensation	Governance	Independent Directors
John D. Buck			X	X	X
Ronald E. Ezerski		X		X	X
Peter L. Frechette	X
Andre B. Lacy		X		X	X
Charles Reich		X		X	X
Ellen A. Rudnick			X	X	X
Harold C. Slavkin			X	X	X
James W. Wiltz	X

*	R. Stephen Armstrong, our Executive Vice President, Treasurer and Chief Financial Officer, also serves on the Executive Committee.

The Audit Committee, Compensation Committee and Governance Committee meet throughout the year, with regularly scheduled meetings held adjacent to the Board’s regularly scheduled meetings. The Audit Committee also meets after each quarter end, but prior to the release of earnings, with management and our independent registered public accounting firm to review the results of the most recently completed fiscal period, and then meets again prior to our filing with the Securities and Exchange Commission of the related periodic report. Additional meetings by the three committees, either by phone or in person, are called when deemed necessary or desirable. The Executive Committee meets as necessary. The chairperson of each committee, with the advice and consultation of management and the committee’s outside advisors, if any, sets the committee’s annual calendar and the agenda for each meeting. Committee members receive detailed materials related to the topics on the agenda prior to each meeting.

Committee Responsibilities

The Executive Committee is granted the power to deal with important matters which arise between Board meetings and upon which action must be taken or attention given prior to the next scheduled Board meeting. Although the Executive Committee did not meet during fiscal year 2007, it took action by written consent three times during fiscal year 2007.

The Audit Committee, chaired by Mr. Lacy, is empowered by the Board to review our financial books and records in consultation with our accounting and auditing staff and our independent auditors and to review with our accounting staff and independent auditors the scope of the audit, the audit plan and any questions raised with respect to accounting and auditing policy and procedure. The Audit Committee reviews and reassesses the adequacy of its charter on an annual basis. The Audit Committee held 13 meetings during fiscal year 2007.

The Compensation Committee, chaired by Dr. Slavkin, is authorized by the Board to establish general levels of compensation for our officers, to set the annual compensation of each of our executive officers, to grant options and award restricted stock and performance units to employees under our Equity Incentive Plan, and to review and approve our compensation and benefit plans. The Compensation Committee held five meetings during fiscal year 2007.

The Governance Committee, chaired by Mr. Lacy as Lead Director, performs the core function of providing the overall protocol for Board operation. It also serves as the nominating committee, making recommendations as to nominees to serve as members of the Board and regarding the composition of the committees of the Board. The Committee’s responsibilities include establishing criteria for Board and committee membership, considering rotation of committee members, reviewing candidates’ qualifications and any potential conflicts with our interests, assessing the contributions of current directors in connection with their re-nomination, and making recommendations to the full Board on how to improve the effectiveness of the Board. Among the responsibilities of the Governance Committee is advising the Board on matters of diversity including race, gender and culture and recommending, as necessary, measures contributing to a board that, as a whole, reflects a range of viewpoints, backgrounds, skills, experience, and expertise. The Governance Committee also has the responsibility to oversee and review our processes for providing information to the Board. The Governance Committee, in conjunction with the Chairman, also completes an annual review of the performance of our Chief Executive Officer. The Governance Committee held four meetings during fiscal year 2007.

Audit Committee Matters

Our Audit Committee was established in accordance with Section 3(a)(58) of the Exchange Act. As noted above, each member of the Committee is independent as defined in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market and Exchange Act Rule 10A-3. Further, no member of the Committee participated in the preparation of the financial statements of our company or any current subsidiary of our company at any time during the past three years.

Pursuant to our listing agreement with the NASDAQ Stock Market, each member of the Committee is able to read and understand fundamental financial statements, including an issuer’s balance sheet, income statement, and cash flow statement and at least one member of the Committee has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication. In addition, our Board of Directors has determined that Ronald E. Ezerski is an “audit committee financial expert” as such term is defined by Item 407(d)(5) of Regulation S-K.

Audit Committee Report

The Audit Committee oversees our financial reporting process on behalf of the Board. Management has the primary responsibility for the consolidated financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited consolidated financial statements included in the company’s Annual Report on Form 10-K for the fiscal year ended April 28, 2007 with management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant estimates and judgments; and the clarity of disclosures in the financial statements.

The Committee reviewed with Ernst & Young LLP, the independent registered public accounting firm that is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the company’s accounting principles and such other matters as are required to be discussed with the Committee by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communication With Audit Committees). In addition, the Committee has discussed with Ernst & Young the firm’s independence from management and the company, including the matters in the written disclosures and the letter the Committee received from Ernst & Young as required by Independence Standards Board Standard No. 1, and considered the compatibility of non-audit services performed by Ernst & Young during the year on such firm’s independence prior to the commencement of the non-audit services.

The Committee discussed with the company’s internal auditors and Ernst & Young the overall scope and plans for their respective audits. The Committee meets with the internal auditors and Ernst & Young, with and without management present, to discuss the results of their examinations, their evaluations of the company’s internal controls, and the overall quality of the company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board (and the Board approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended April 28, 2007, for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, and seek shareholder ratification of, the selection of the company’s independent registered public accounting firm for the year ending April 26, 2008.

Respectfully submitted,

/s/ Ronald E. Ezerski

/s/ Andre B. Lacy, Chairman

/s/ Charles Reich

The Audit Committee

Compensation Committee Procedures

The Board of Directors has determined that each member of the Compensation Committee is independent of management and the company. Further, each member of the Committee is an “independent director,” is a “non-employee director,” and is an “outside director” under the applicable rules of NASDAQ, the Securities and Exchange Commission and the Internal Revenue Service, respectively.

The Committee operates under a written charter, which as noted above is available on our website at www.pattersoncompanies.com. The Board originally adopted the charter in August 2004. The Committee annually reviews the charter and makes recommendations for changes to the Board. The charter was last reviewed in June 2007, at which time the Board added and clarified certain Committee responsibilities.

The Committee has the dual responsibility of serving the interests of the shareholders and serving as an advisor to management. The Committee assists the Board in fulfilling its responsibility to the shareholders so that our directors, executive officers, and certain other officers and managers are compensated in accordance with the company’s total compensation objectives and executive compensation policy. Management assists the Committee by advising and recommending compensation policies, strategies and pay levels necessary to establish appropriate incentives for management and employees that are aligned with business strategies and goals that the Committee believes will drive competitive advantage and deliver sustainable returns to shareholders. The Committee does not delegate any of its duties or responsibilities to any subcommittee or other person. The Committee’s specific responsibilities are to:

•	Evaluate annually the Chief Executive Officer’s and other executive officers’ compensation levels and payouts;

•

Determine for the Chief Executive Officer and other executive officers all components of compensation, including annual base salary, annual incentive opportunity levels, long-term incentive opportunity levels, executive perquisites, employment agreements, change in control provisions or agreements, severance agreements, benefits, supplemental benefits and any special financial programs;

•	Review and recommend to the Board any equity compensation program involving the use of our company’s securities, including stock options and restricted stock;

•	When appropriate, select, retain and terminate independent compensation consultants to advise the Committee;

•	Administer the compensation for the Chief Executive Officer and other executive officers and ensure consistency with our company’s executive compensation policy;

•

Advise and assist our company in defining its total compensation policy, review and comment on the compensation program to ensure that it supports our company’s strategic and financial plans, review and recommend to the Board for approval new incentive plans that are consistent with the total compensation policy, and monitor the appropriateness of payouts;

•	Review retirement plans to ensure they are meeting company objectives and are in compliance with relevant regulations;

•	Review the establishment, amendment and termination of employee benefits plans, and oversee the operation and administration of such plans;

•

Review our company’s compensation policies for regulatory and tax compliance, including structuring compensation programs to preserve tax deductibility and, as required, establishing performance goals and certifying that performance goals have been attained for purposes of Section 162(m) of the Internal Revenue Code;

•	As a representative of the full Board, periodically review and recommend changes to the amount and components of compensation paid to directors;

•

Recommend to the Board for its approval a succession plan for the Chief Executive Officer developed by management and approved by the Committee, and review programs created and maintained by management for the development and succession of other executive officers and any other individuals identified by management or the Committee;

•	Include a report on executive compensation in our company’s proxy statement as required by Securities and Exchange Commission rules;

•

Review and discuss with management the Compensation Discussion and Analysis required by Securities and Exchange Commission Regulation S-K, Item 402, and determine whether to recommend to the Board that the Compensation Discussion and Analysis be included in our company’s annual proxy statement for the annual meeting of shareholders;

•	Annually review its charter and make recommendations for changes to the Board; and

•	Fulfill such other duties and responsibilities as may be assigned to the Committee by the Board and/or Chairman of the Board.

In fulfilling its duties and responsibilities, the Committee may hire independent consultants, confer with our internal human resource professionals and consult with our Chief Executive Officer and other members of management. Near the end of fiscal year 2004, after contacting three outside compensation consultants and interviewing two of them, the Committee engaged Towers Perrin. The Committee believes that Towers Perrin is independent of our management. Our management has not engaged Towers Perrin to provide any services to our company. During fiscal year 2005, the Committee worked with Towers Perrin to review our executive compensation program. Towers Perrin conducted a study of our current compensation program, conducted interviews with management and with Committee members and met with the Committee to present and review its findings and recommendations. Its findings included an analysis of executive compensation at comparable companies, and that data was compiled and used as a benchmark for our executive team’s compensation for fiscal year 2005. In fiscal years 2006 and 2007, the Committee used generally available market studies of compensation trends to update the Towers Perrin study as a means of benchmarking executive compensation during these years.

The Committee held five meetings during fiscal year 2007. Each member of the Committee attended each meeting, except that Dr. Slavkin was unable to attend one such meeting. Certain members of management were present during these meetings to address specific topics within the scope of their responsibilities. In addition, Messrs. Wiltz and Armstrong attended each of the meetings to provide certain recommendations to the Committee regarding the compensation of other executive officers and to discuss the financial implications of various compensatory awards and benefit programs. Mr. Wiltz was not present during the Committee’s discussion and determination of his compensation.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are identified by name in the “Compensation” column of the chart that appears above within the subsection captioned “Committees.” None of the members of the Committee was an officer or employee of Patterson Companies, Inc. during fiscal year 2007 or in any prior year, and none of the members of the Committee had any relationship requiring disclosure under Item 404 of Regulation S-K. There were no Compensation Committee interlocks as described in Item 407(e)(4) of Regulation S-K.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis that appears herein with management. Based on such review and discussions, the Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for the fiscal year ended April 28, 2007.

Respectfully submitted,

/s/ Harold C. Slavkin, Chairman

/s/ John D. Buck

/s/ Ellen A. Rudnick

The Compensation Committee

Governance Committee Procedures for Nominations

Our Governance Committee has generally identified nominees based upon suggestions by non-management directors, executive officers and/or shareholders. Our director selection criteria include: integrity; high level of education and/or business experience; broad-based business acumen; understanding of our business and industry; strategic thinking and willingness to share ideas; network of contacts; and diversity of experiences, expertise and backgrounds among members. The Committee has used these criteria to evaluate potential nominees. The Committee does not evaluate proposed nominees differently depending upon who has made the recommendation.

The Committee from time to time engages a third-party search firm to provide assistance in the identification of potential nominees, whose qualifications and independence are then thoroughly evaluated by the Committee. John D. Buck, who was appointed to the Board in December 2006 upon the recommendation of the Committee, was brought to the attention of the Committee by a third party search firm. Previously, the Committee engaged a third-party search firm in connection with the appointment to the Board of Ellen A. Rudnick in December 2003 and Dr. Slavkin in December 2001.

It is the Committee’s policy to consider director candidates recommended by shareholders who appear to be qualified to serve on the Board. The Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board and the Committee does not perceive a need to increase the size of the Board. The Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Nomination Procedures

To submit a recommendation of a director candidate to the Committee, a shareholder must submit the following information in writing, addressed to the Lead Director, care of the Corporate Secretary, at the main office of Patterson Companies, Inc.:

(1) The name of the person recommended as a director candidate;

(2) All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Exchange Act Regulation 14A;

(3) The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

(4) As to the shareholder making the recommendation, the name and address, as they appear on the books of Patterson Companies, Inc., of such shareholder; provided, however, that if the shareholder is not a registered holder of common stock, the shareholder must submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the common stock; and

(5) A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the annual meeting of shareholders, the recommendation must be received by the Committee as provided under “Shareholder Proposals for the 2008 Annual Meeting.”

Minimum Qualifications

In carrying out its responsibility to find the best-qualified persons to serve as directors, the Committee will consider appropriate data with respect to each suggested candidate, consisting of business experience, educational background, current directorships, involvement in legal proceedings during the last five years which are material to the evaluation of the integrity of the candidate, and an indication of the willingness of the candidate to serve as a director.

In addition, prior to nominating an existing director for re-election to the Board, the Committee will consider and review an existing director’s Board and Committee attendance and performance; length of Board service; experience, skills and contributions that the existing director brings to the Board; and his or her independence.

Communications with Board Members

The Board has provided the following process for interested persons to send communications to the Board and/or individual directors. All communications from shareholders should be addressed to Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120, Attention: Corporate Secretary. Communications to individual directors may also be made to such director at the company’s address. All communications sent to the chair of the Audit Committee or to any individual director will be received directly by such individuals and will not be screened or reviewed by any company personnel. Any communications sent to the Board in the care of the Corporate Secretary will be reviewed by him to ensure that such communications relate to the business of our company or its subsidiaries before being reviewed by the Board.

Board Member Attendance at Annual Meetings

We encourage all of our directors to attend the annual meeting of shareholders. We generally hold a Board meeting coincident with the shareholders’ meeting to minimize director travel obligations and facilitate their attendance at the shareholders’ meeting. All directors then in office attended the 2006 annual meeting of shareholders.

NON-EMPLOYEE DIRECTOR COMPENSATION

Non-employee directors receive cash compensation and stock options for their service on our Board. Non-employee directors receive an annual retainer of $35,000, plus $1,500 per board meeting attended. Audit Committee members receive an additional annual retainer of $4,000. Directors are also reimbursed for all out-of-pocket expenses incurred in connection with their service on our Board.

Non-employee directors also receive stock option awards under our 2001 Non-Employee Directors’ Stock Option Plan. Upon election to the Board, whether elected by the shareholders or by the Board to fill a vacancy, a non-employee director receives a stock option award for 12,000 shares. Thereafter, on the date of the annual meeting of the shareholders, each reelected or continuing non-employee director receives a stock option award for 5,000 shares. However, if a non-employee director has received an initial stock option award within six months of an annual grant, such initial grant is in lieu of that year’s annual grant. Initial stock option awards vest in full on the third anniversary of the grant date, while annual stock option awards vest in full on the first anniversary of the grant date. All stock options expire upon the earlier of ten years from the date of award or one year from the date of termination of service as a director. Prior to fiscal year 2007, each newly elected non-employee director received a stock option award for 24,000 shares and each continuing director received an annual stock option award for 12,000 shares.

Because Messrs. Wiltz and Frechette serve as directors and employees of our company, information regarding their compensation is set forth within the section captioned “Executive Compensation.”

Compensation of Directors

The following table sets forth the compensation of our non-employee directors for fiscal year 2007:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (a)(b)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John D. Buck	20,500	—	20,940	—	—	—	41,440
Ronald E. Ezerski	43,500	—	102,234	—	—	—	145,734
Andre B. Lacy	35,000	—	108,745	—	—	—	143,745
Charles Reich	45,000	—	137,579	—	—	—	182,579
Ellen A. Rudnick	41,000	—	102,234	—	—	—	143,234
Harold C. Slavkin	31,000	—	108,745	—	—	—	139,745

(a)	Represents the amounts recognized for financial reporting purposes with respect to fiscal year 2007 for stock options in accordance with FAS 123R. Details on the option awards granted to non-employee directors during fiscal year 2007 are as follows:

Name	Number of Shares	Grant Date Fair Value ($)
John D. Buck	12,000	167,520
Ronald E. Ezerski	5,000	57,950
Andre B. Lacy	5,556	64,461
Charles Reich	5,000	57,950
Ellen A. Rudnick	5,000	57,950
Harold C. Slavkin	5,556	64,461

(b)	The aggregate number of stock options outstanding at fiscal year-end held by non-employee directors was as follows:

Name	Number of Stock Options
John D. Buck	12,000
Ronald E. Ezerski	53,000
Andre B. Lacy	56,416
Charles Reich	29,000
Ellen A. Rudnick	53,000
Harold C. Slavkin	53,940

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of July 13, 2007, unless otherwise noted, by (a) each person who is known to us to own beneficially more than 5% of our common stock, (b) each director and nominee for director, (c) each executive officer named in the summary compensation table below, and (d) the directors and executive officers as a group. The table lists voting securities, including restricted stock held by our executive officers over which they have sole voting power but no investment power. Otherwise, except to the extent noted below, each person identified below has sole voting and investment power over the shares reported. Except as otherwise noted below, we know of no agreements among our shareholders which relate to voting or investment power with respect to our common stock and none of the stated shares has been pledged as security.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)
U.S. Bancorp 800 Nicollet Mall Minneapolis, MN 55402	11,570,589	(3)	8.3%
Sands Capital Management, LLC 1100 Wilson Blvd., Suite 3050 Arlington, VA 22209	7,080,872	(4)	5.1%
Peter L. Frechette	5,703,787	(5)(6)	4.1%
Ronald E. Ezerski	2,608,984	(7)(8)	1.9%
James W. Wiltz	1,013,412	(5)(9)(10)	*
Gary D. Johnson	268,883	(5)(10)(11)	*
Andre B. Lacy	135,116	(7)	*
R. Stephen Armstrong	118,364	(5)(10)	*
Ellen A. Rudnick	48,000	(7)	*
David P. Sproat	25,897	(5)(10)	*
Harold C. Slavkin	25,290	(7)(12)	*
Scott P. Anderson	25,243	(5)(10)	*
Charles Reich	9,500	(7)	*
John D. Buck	1,000		*
All directors and executive officers as a group (15 persons)	10,028,316	(13)	7.2%

*	Represents less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to securities. Securities “beneficially owned” by a person may include securities owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the option or right to acquire within 60 days. The same shares may be beneficially owned by more than one person. Includes shares of common stock held by our Employee Stock Ownership Plan and Trust (the “ESOP”). Shares reported as owned by the ESOP trustee are also reported as beneficially owned by the executive officers to the extent that shares have been allocated to the ESOP accounts of the named persons. Allocated shares are voted by the ESOP trustee in accordance with the direction of ESOP participants. Generally, unallocated shares and allocated shares as to which no direction is made by the participants are voted by the ESOP trustee in the same percentage as the allocated shares as to which directions are received by the ESOP trustee. Unless otherwise indicated, the address of each shareholder is c/o Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120.

(2)	Percentage of beneficial ownership is based on 139,645,329 shares outstanding as of July 13, 2007. Shares issuable pursuant to options are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person.

(3)	As set forth in Schedule 13G/A filed with the Securities and Exchange Commission by U.S. Bancorp and U.S. Bank, National Association on January 31, 2007, includes (a) 11,392,357 shares over which sole voting power is claimed, (b) 172,250 shares over which shared voting power is claimed, (c) 157,559 shares over which sole dispositive power is claimed, and (d) 185,200 shares over which shared dispositive power is claimed. U.S. Bank, National Association, an affiliate of U.S. Bancorp, acts as the ESOP trustee. As of July 13, 2007, the number of shares reported as beneficially owned included approximately 11,219,682 shares held in the unallocated account of the ESOP, but excluded approximately 10,491,728 shares held in the allocated account of the ESOP.

(4)	As set forth in Schedule 13G filed with the Securities and Exchange Commission by Sands Capital Management, LLC on February 14, 2007, includes (a) 4,312,966 shares over which sole voting power is claimed, (b) no shares over which shared voting power is claimed, (c) 7,080,872 shares over which sole dispositive power is claimed, and (d) no shares over which shared dispositive power is claimed.

(5)	Includes the following shares allocated to the ESOP account of the following persons: Peter L. Frechette (7,162 shares); James W. Wiltz (6,147 shares); Gary D. Johnson (30,636 shares); R. Stephen Armstrong (6,671 shares); David P. Sproat (8,733 shares); and Scott P. Anderson (9,801 shares). The ESOP trustee has the right to receive, and the power to direct the receipt of, dividends from such shares.

(6)	Of the shares reported as beneficially owned, 5,436,767 shares are held by a revocable trust for the benefit of Mr. Frechette’s family members of which he is the settlor and one of the trustees.

(7)	Includes shares purchasable by the named person under our 1992 Director Stock Option Plan and/or our 2001 Non-Employee Directors’ Stock Option Plan: Ronald E. Ezerski (48,000); Andre B. Lacy (51,416 shares); Ellen A. Rudnick (48,000 shares); Harold C. Slavkin (24,940 shares); and Charles Reich (8,000 shares).

(8)	Of the shares reported as beneficially owned, 2,018,605 are held in a revocable trust of which Mr. Ezerski is the trustee, 385,364 shares are held in Mr. Ezerski’s Grantor Retained Annuity Trust, and 115,419 shares are held in an irrevocable trust for the benefit of Mr. Ezerski’s family members of which Mr. Ezerski’s spouse is the trustee.

(9)	Of the shares reported as beneficially owned, 3,990 shares are held in trust for members of Mr. Wiltz’s family, and 625,000 shares are held in Mr. Wiltz’s Grantor Retained Annuity Trust.

(10)	Includes shares purchasable by the named person under our 1992 Stock Option Plan and/or our 2004 Equity Incentive Plan: James W. Wiltz (40,571 shares); Gary D. Johnson (27,486 shares); R. Stephen Armstrong (84,600 shares); David P. Sproat (9,959 shares); and Scott P. Anderson (2,564 shares).

(11)	Of the shares reported as beneficially owned, 104,000 shares are held by Mr. Johnson’s spouse.

(12)	Of the shares reported as beneficially owned, 350 shares are held by Dr. Slavkin’s spouse.

(13)	Includes 84,210 shares allocated to ESOP accounts, 365,832 shares purchasable pursuant to the exercise of options, and 51,200 shares over which there is sole voting power but no investment power.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and provide us with copies of such reports. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that, during the past fiscal year, our officers, directors and greater than 10% shareholders complied with applicable filing requirements.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy

Our company is committed to a compensation philosophy that links executive compensation to the attainment of business objectives and earnings performance, over the near and longer term, which in turn will enable us to attract, retain and reward executive officers who contribute to our success. In keeping with our company’s compensation philosophy, the Compensation Committee’s goal is to provide market competitive compensation packages that emphasize our commitment to consistent long-term profitable growth and our belief that a substantial portion of the total compensation received by our executive officers should be dependent upon the performance of the business annually and over time.

The Committee annually evaluates and determines all components of compensation for the chief executive officer and the other executive officers. The Committee considers current salary ranges, salaries and bonus potential for each position, management’s overall salary objectives, the amount of compensation to be placed at risk, the use of short-term versus long-term incentives, the use of equity awards, the alignment of executive compensation with the enhancement of shareholder value, the levels of executive compensation relative to the compensation for all employees and other issues. The Committee also reviews other available information, including an analysis of executive compensation at comparable companies prepared by Towers Perrin, an outside compensation consultant, in fiscal year 2005 and subsequently updated by the Committee. The original report benchmarked our base and total compensation for our officer positions against market rates for similar positions at other companies. The composition of our compensation structure, whether cash (both base and bonus), equity or deferred programs, was also reviewed. The study by Towers Perrin used a hybrid approach that included a review of 57 companies in distribution, medical device, dental supply and general industries. These companies included local, regional and national market representatives that would potentially compete for the same talent that we would seek to recruit and maintain.

Based on these reviews, the Committee has determined that the total compensation of the Chief Executive Officer and the other executive officers named in the Summary Compensation Table to be reasonable and not excessive.

Compensation Policies

Employment Agreements:    We have not entered into any employment agreements with our named executive officers. All of our named executive officers are employed at will.

Change-in-Control Arrangements:    In July 1999, we entered into a letter agreement with R. Stephen Armstrong, our Executive Vice President, Treasurer and Chief Financial Officer. Pursuant to the agreement, Mr. Armstrong is entitled to receive certain benefits upon a change-in-control termination. If (a) within the 210 calendar-day-period immediately following a change-in-control Mr. Armstrong’s employment is terminated for any reason other than death, cause, disability or retirement, (b) within such 210 calendar-day-period, Mr. Armstrong terminates his employment for good reason, or (c) prior to a change-in-control the termination of Mr. Armstrong’s employment was either a condition of the change-in-control or was at the request or insistence of a person (other than our company) related to the change-in-control, then we will make a lump-sum cash payment to Mr. Armstrong in an amount equal to the sum of (x) 12 times his monthly base compensation plus (y) an amount equal to his target incentive under the then-existing management incentive plan at the 100% payout level. Further, on the first anniversary of the date of termination, we will make an additional lump-sum cash payment to Mr. Armstrong equal in amount to the aggregate initial lump-sum cash payment made under the letter agreement.

Our Equity Incentive Plan provides that awards issued under that plan are fully vested and all restrictions on the awards lapse in the event of a change in control, as defined in such plan. Additionally, our Capital

Accumulation Plan provides that on an event of acceleration, as defined in the plan, the restrictions on awards of restricted stock lapse and such stock becomes fully vested. The Committee also has the authority to cause options awarded under our 1992 Stock Option Plan to become fully vested in the event of a proposed sale of all or substantially all of the assets of our company or in the event of a merger of our company with or into another corporation.

Impact of Tax and Accounting Treatment on Compensation Decisions:    The Committee makes every reasonable effort to ensure that all compensation paid to our executives is fully deductible, provided it determines that application of applicable limits are consistent with our needs and executive compensation philosophy.

Our income tax deduction for executive compensation is limited by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) to $1 million per executive per year, unless compensation above that amount is “performance-based.” This limit applies to our Chief Executive Officer and the other executive officers that are most highly compensated. They are identified in the Summary Compensation Table. We have not had any deductions limited by Section 162(m) of the Code to date.

Stock Ownership Guidelines:    In March 2007, the Committee established stock ownership guidelines for our key executives and non-employee directors. We believe that promoting share ownership aligns the interests of key executives with those of shareholders and provides strong motivation to build shareholder value. We plan to periodically review the stock ownership guidelines. Under the stock ownership guidelines, key executives are expected to own shares equal to a multiple of their annual base pay as follows:

•	Chief Executive Officer – 5x

•	Subsidiary Presidents, Chief Financial Officer and Vice President, Operations – 3x

•	Corporate and Subsidiary Vice Presidents – 2x

Our guidelines also provide that non-employee directors are expected to own shares equal to a multiple of 5 times their annual cash retainer.

Executives and directors will be expected to achieve target levels over a period of five years. If an executive or director is below the guideline, he or she will be expected to retain 75% of the net shares (after satisfying tax obligations) received upon exercise of a stock option or lapsing of restrictions on restricted stock. If the executive or director has met the minimum ownership guideline, he or she will be expected to retain 25% of net shares received.

Components of Executive Officer Compensation

Our executive officer compensation is designed to reward both company performance and individual performance. Accountability, revenue, and impact to the organization determine the total compensation value for a position. We believe that a substantial portion of an executive officer’s compensation should be at-risk. Toward that end, we keep base salaries below market medians, and have structured our incentive programs so that if our near and long term goals are achieved an executive could obtain total compensation at or above market medians for comparable positions. This is compatible with our compensation philosophy that links executive compensation to the attainment of business objectives and earnings performance, over the near and long term, which in turn will enable us to attract, retain and reward executive officers who contribute to our success.

There are three core components of our executive officer compensation structure: base salary, annual incentives and long-term awards and incentives. Our compensation philosophy is to set the base pay for our executives at approximately 85% of the market median, and bring the executive compensation package at or above market with at-risk pay. Our at-risk pay includes annual incentives and long-term awards and incentives. Our executive officers also have an opportunity to purchase restricted stock under our Capital Accumulation Plan, which is described below.

In addition, we provide our executive officers with certain perquisites and other personal benefits. Each individual component of executive compensation is discussed in detail below.

Base Salary.    Annual base salary levels for executive officers are determined by the potential impact of the individual on our company, the skills and experience required by the position, the individual performance of the executive, our overall performance and external pay practices. The Committee annually evaluates and determines the base salary for the executive officers. Our base salary ranges for fiscal year 2007 closely approximated the market averages described in the compensation study we obtained in fiscal year 2005 and subsequently updated to benchmark against market rates for fiscal year 2007. Historically there has been a general rate of base salary increase of approximately 4% annually.

Annual Incentives.    The named executive officers are eligible for annual incentives paid in cash through the Management Incentive Compensation Plan (“MICP”). The objective of the MICP is to encourage greater initiative, resourcefulness, teamwork and efficiency on the part of all key employees whose performance and responsibilities directly affect our profits. The overall goal of the MICP is to reward these officers for achieving superior performance. These annual incentives provide a direct financial incentive to executives to achieve our annual profit goals.

The MICP performance measures are reviewed and approved in advance by the Committee each fiscal year. Individual annual incentive targets for each position are approved by the Committee. The targets are positioned at or above the market median in order to achieve total direct cash compensation at market levels. The annual targeted bonus potentials range from 35% to 70% of base salary. The annual incentives for Messrs. Wiltz, Armstrong, Johnson and Frechette are based on the company’s actual income before taxes compared to budgeted income before taxes. The annual incentives for Messrs. Sproat and Anderson are based on the company’s income before taxes compared to budgeted income before taxes (25%), and their respective individual business unit’s income before taxes compared to budgeted income before taxes (75%). The budgets are approved in advance by the Board. The targeted bonus potential pays out at 100% if budgeted performance is achieved. Each executive has the opportunity to increase his targeted bonus potential as a percentage of base salary by 5% for each 1% that actual performance exceeds budgeted performance, with no limit on the upside achievement. Conversely, the MICP allows 50% of the targeted bonus potential to be paid if 90% of the budgeted performance is achieved. No bonus is paid if our company does not achieve at least 90% of budgeted performance. Individual performance can also be rewarded at the discretion of management and the Committee.

Long-Term Incentives.    In December 1998 the Board adopted a Long-Term Incentive Plan (“LTIP”) to address a need in our overall compensation package. The objectives of the LTIP are to: (1) create an incentive program to increase shareholder value over a longer term which does not compete with other benefit plans currently in place; (2) provide a program which assists in retention of and rewards new management employees by creating equity ownership in the company; and (3) recognize that equity compensation may not be appropriate for all management employees. Participants include officers, regional managers, branch managers and other key managers.

The LTIP originally provided for awards of stock options and the provision of life insurance. Stock options were granted under the employee stock option plans adopted in 1992 and 2002, and the life insurance was a split dollar policy owned by the individual but funded by the company. The premiums paid by the company created a lien against the policy and were repayable on the earlier of the policy owner’s 65th birthday or 15 years from the initiation of the policy. Stock options vested incrementally over a three-to-nine year period and the life insurance created an immediate death benefit while providing long-term cash value over five to fifteen years as a supplemental source of retirement income. We ceased paying the premiums for the split dollar life insurance policies under the LTIP in fiscal year 2004 in order to comply with the provisions of the Sarbanes-Oxley Act. Our Chief Financial Officer opted to maintain his split dollar life insurance policy with premium payments in lieu of certain equity awards in fiscal years 2006 and 2007. The premium payments are treated as cash compensation and current taxable income. We discontinued awarding stock options to U.S. managers under the LTIP in fiscal year 2006.

In fiscal year 2005, following completion of the compensation study by Towers Perrin, the Committee revised the LTIP to provide awards of restricted stock and performance units under the Equity Incentive Plan. The restricted stock and performance unit ranges have been set to provide flexibility in structuring individually appropriate compensation, and create a market competitive component of the overall compensation package for each executive. Annually, the Committee determines a level of compensation under the LTIP for each executive position. The approved award level is currently weighted 75% to restricted stock and 25% to performance units. Except for promotions or new hires that occur during the fiscal year, the numbers of units of these equity components are determined on the first day of the fiscal year based upon the closing price of our company’s common stock on such date. In general, the restricted stock awards vest 20% each year beginning on the third anniversary of the date of grant, and performance units vest on the third anniversary of the award. The performance units may be settled in cash or stock, at the discretion of the Committee, upon achievement of pre-determined performance objectives. The Committee believes that the foregoing modifications to the LTIP enabled the overall compensation program to continue meeting our stated objectives.

The right to receive the value of the performance units is conditioned upon achieving, during a three-year period, the financial targets established by the Committee at the beginning of the period. In particular, the total value of the award is equivalent to the number of units multiplied by the unit value, which for the two awards to date has been the closing price of the company’s common stock on the first day of the fiscal year. To earn 100% of the award, we must achieve the performance targets. The targets for the first two awards under this program include achieving a specified operating margin in the third year of the performance period, and achieving a specified average return on equity for the three-year period. No units are earned if we do not achieve a specified minimum operating margin for the relevant fiscal year and a specified minimum average return on equity for the relevant three-year period. If the minimum performance targets are not met, all units are cancelled. The number of units an award recipient can earn will increase for performance above the targeted performance to a maximum of 150% of the units awarded. The minimum and maximum range are determined by subtracting or adding 20 basis points to the performance targets for the specific award period.

Our LTIP permits us to accelerate the vesting of options and the lapsing of restrictions on restricted stock awards upon an executive’s retiring after age 65.

Capital Accumulation Plan.    The company has a deferred compensation, restricted stock purchase plan that is available to certain employees, including the executive officers. Under our Capital Accumulation Plan, annually the participants may defer up to 25% of their pre-tax compensation into the plan. Restricted stock is purchased with the salary deferrals at a discount from the market price of our common stock at the date of purchase. In general, the restricted stock purchased under the plan vests in full on the third anniversary of the date of the agreement granting the participant the right to purchase stock. The participant may elect to defer the compensation beyond the initial deferral period with the restrictions also continuing for the additional period. If the participant voluntarily leaves employment during the restriction period, 100% of the deferred compensation is forfeited.

Perquisites and Other Personal Benefits

Our company provides the named executive officers with perquisites and other personal benefits that the Committee believes are reasonable and consistent with our overall compensation philosophy.

Automobile Reimbursement:    Each executive is provided the use of a car under the fleet program maintained by the company.

Executive Physicals:    Our executives are encouraged to participate in an executive health program at the Mayo Clinic. A comprehensive evaluation emphasizing all aspects of preventative care is conducted by physicians who are specialists in Internal Medicine and Preventative Medicine. The cost of the physical is reimbursed by the company.

Amounts Reimbursed for the Payment of Taxes:    The company pays an amount necessary to cover executives’ tax obligations for certain perquisites and other personal benefits. In fiscal year 2007, the company reimbursed executives for the payment of taxes on automobile reimbursement and executive life insurance premiums.

Executive Life Insurance Premiums:    Our named executive officers participate in a company sponsored executive life insurance program. This program provides the named executive officer with a life insurance benefit equal to 3 times base salary plus the targeted annual incentive under the MICP. Premiums, which are set each June, are paid by the company through a payroll gross-up.

Excess of Cash Surrender Value of Split Dollar Life Insurance Policy:    During fiscal year 2007, Mr. Sproat assigned his split dollar life insurance policy to the company. Prior to fiscal year 2005, the company paid premiums which created a lien against the policy. At the time Mr. Sproat assigned his policy to the company, the amount by which the policy’s cash surrender value exceeded the premiums paid by the company was paid to Mr. Sproat.

Company Contributions to ESOP:    During fiscal year 2007, the company made a contribution to the ESOP which resulted in a benefit to the executives, subject to certain statutory limitations.

Living Allowance:    Our Executive Relocation Assistance policy provides for temporary residence for a relocating executive in his or her new location for a period not to exceed 45 calendar days. In addition, Mr. Sproat has been provided a temporary residence since he began his current assignment as President of Patterson Medical Supply, Inc.

Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers and Peter L. Frechette for fiscal year 2007. Although Mr. Frechette is not one of our three most highly compensated executive officers other than our principal executive officer and principal financial officer, we have presented Mr. Frechette’s compensation in this section of the proxy statement and consider Mr. Frechette to be a named executive officer because he is compensated for his service to our company as an employee rather than as a director.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (a)	Option Awards ($) (b)	Non-Equity Incentive Plan Compensation ($) (c)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compen- sation ($) (d)	Total ($)
James W. Wiltz President and Chief Executive Officer of Patterson Companies, Inc.	2007	557,338	—	37,543	156,700	250,250	—	31,215	1,033,046

R. Stephen Armstrong Executive Vice President, Treasurer and Chief Financial Officer of Patterson Companies, Inc.	2007	267,735	—	11,098	64,839	101,717	—	372,395	817,784

Gary D. Johnson Vice President of Operations of Patterson Companies, Inc.	2007	237,842	—	24,792	163,928	82,147	—	60,685	569,394

David P. Sproat President of Patterson Medical Supply, Inc.	2007	253,076	—	28,369	40,636	101,562	—	113,664	537,307

Scott P. Anderson President of Patterson Dental Supply, Inc.	2007	270,986	—	41,007	52,971	88,859	—	63,935	517,758

Peter L. Frechette Chairman of Patterson Companies, Inc.	2007	300,000	—	—	—	171,500	—	23,082	494,582

(a)	Represents the amounts recognized for financial reporting purposes with respect to fiscal year 2007 for restricted stock awards and the Capital Accumulation Plan in accordance with FAS 123R.

(b)	Represents the amounts recognized for financial reporting purposes with respect to fiscal year 2007 for stock options in accordance with FAS 123R.

(c)	Represents cash compensation earned under the Management Incentive Compensation Plan.

(d)	All other compensation for fiscal year 2007 was as follows:

Name	Auto- mobile Reimburse- ment ($)	Executive Physicals ($)	Amount Reim- bursed for the Payment of Taxes ($)	Executive Life Insurance Premiums ($)	Excess of Cash Surrender Value of Split Dollar Life Insurance Policy ($)	Compen- sation used Towards Insurance Policy in Lieu of Stock Awards ($)	Company Contrib- utions to ESOP ($)	Living Allow- ance ($)	Total ($)
James W. Wiltz	11,250	—	7,470	6,129	—	—	6,366	—	31,215
R. Stephen Armstrong	11,250	—	7,832	7,234	—	310,012	36,067	—	372,395
Gary D. Johnson	11,250	—	7,413	5,955	—	—	36,067	—	60,685
David P. Sproat	11,250	—	7,619	7,310	15,382	—	36,067	36,036	113,664
Scott P. Anderson	11,250	4,266	7,163	5,189	—	—	36,067	—	63,935
Peter L. Frechette	11,250	—	5,466	—	—	—	6,366	—	23,082

Mr. Armstrong chose to apply the value of his long-term incentive grants toward the premiums on his split-dollar life insurance policy. These payments are treated as cash compensation and are fully taxable in the year paid to the insurance company. We ceased paying the premiums for this insurance policy in order to comply with the provisions of the Sarbanes-Oxley Act.

Grants of Plan-Based Awards

The following table sets forth information concerning non-equity incentive plan awards made in fiscal year 2008 for fiscal year 2007 performance and equity incentive plan awards granted in fiscal year 2007 to our named executive officers:

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (a)			Estimated Future Payouts Under Equity Incentive Plan Awards (b)			Grant Date Fair Value of Stock and Option Awards ($) (c)
		Threshold ($)	Target ($)	Maximum ($) (d)	Threshold (#)	Target (#)	Maximum (#)
James W. Wiltz	5/1/2006	178,750	357,500	No limit	210	2,100	3,150	67,389
R. Stephen Armstrong	5/1/2006	72,655	145,310	No limit	—	—	—	—
Gary D. Johnson	5/1/2006	58,677	117,354	No limit	100	1,000	1,500	32,090
David P. Sproat	5/1/2006	62,500	125,000	No limit	100	1,000	1,500	32,090
Scott P. Anderson	5/1/2006	75,625	151,250	No limit	190	1,900	2,850	60,971
Peter L. Frechette	5/1/2006	122,500	245,000	No limit	—	—	—	—

(a)	Represents amounts that could have been paid under the Management Incentive Compensation Plan for service rendered during fiscal year 2007.

(b)	Represents the number of performance units that could be issued in 2009 under the Performance Unit Plan. The ultimate payout is measured on three years of performance criteria.

(c)	Represents the grant date fair value of each such equity award computed in accordance with FAS 123R.

(d)	Each executive has the opportunity to increase his targeted bonus potential as a percentage of base salary by 5% for each 1% that actual performance exceeds budgeted performance, with no limit on the upside achievement.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding equity awards held by our named executive officers at fiscal year end 2007:

	Option Awards							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
James W. Wiltz	04/28/2003	5,008	(a)(b)	30,048	(a)(b)	19.97	4/28/2013	7,300	(c)	264,844		2,600	(d)	94,328
		15,278	(e)(b)	91,664	(e)(b)	19.97	4/28/2013
	04/28/2004	—		2,596	(a)(f)	38.50	4/26/2014
		—		2,874	(e)(f)	38.50	4/26/2014

R. Stephen Armstrong	7/1/1999	57,440	(a)(b)	22,976	(a)(b)	8.70	7/1/2009	16,572	(g)	601,232			(h)		(h)
		13,060	(e)(f)	5,224	(e)(b)	8.70	7/1/2009		(h)		(h)
	5/1/2000	—		8,204	(a)(f)	12.19	5/1/2010
		—		1,864	(e)(f)	12.19	5/1/2010
	4/30/2001	—		6,544	(a)(f)	15.28	4/30/2011
		—		2,262	(e)(a)	15.28	4/30/2011
	4/29/2002	—		4,430	(a)(f)	22.57	4/29/2012
		—		1,770	(e)(f)	22.57	4/29/2012
	4/28/2003	—		5,008	(a)(f)	19.97	4/28/2013
		—		2,280	(e)(f)	19.97	4/28/2013
	4/26/2004	—		2,596	(a)(f)	38.50	4/26/2014
		—		1,334	(e)(f)	38.50	4/26/2014

Gary D. Johnson	7/1/2004	—		2,680	(a)(f)	37.29	7/1/2014	4,400	(c)	159,632		1,600	(d)	58,048
		—		888	(e)(f)	37.29	7/1/2014
		8,040	(a)(i)	2,680	(a)(i)	37.29	7/1/2014
		19,446	(e)(i)	6,482	(e)(i)	37.29	7/1/2014

David P. Sproat	2/10/1999	8,872	(a)(b)	4,436	(a)(b)	10.14	2/10/2009	4,700	(c)	170,516		1,700	(d)	61,676
	5/1/2000	—		4,488	(a)(f)	12.19	5/1/2010
	4/30/2001	—		3,758	(a)(f)	15.28	4/30/2011
	4/29/2002	—		2,690	(a)(f)	22.57	4/29/2012
	4/28/2003	—		3,194	(a)(f)	19.97	4/28/2013
	4/26/2004	—		1,738	(a)(f)	38.50	4/26/2014
	7/1/2004	—		7,608	(a)(b)	37.30	7/1/2014

Scott P. Anderson	4/30/2001	—		6,544	(a)(f)	15.28	4/30/2011	7,100	(c)	257,588		2,600	(d)	94,328
		—		608	(e)(f)	15.28	4/30/2011	934	(g)	33,886
	4/29/2002	—		4,430	(a)(f)	22.57	4/29/2012
		—		982	(e)(f)	22.57	4/29/2012
	4/28/2003	—		5,008	(a)(f)	19.97	4/28/2013
		—		1,974	(e)(f)	19.97	4/28/2013
	5/1/2004	—		8,666	(a)(j)	37.75	5/1/2004

Peter L. Frechette	N/A	—		—		N/A	N/A	—		—		—		—

(a)	Represent incentive stock options.

(b)	Vests to the extent of one-seventh every year commencing upon the third anniversary of the date of grant.

(c)	Represents restricted stock which vests 20% each year, starting three years after the grant date. Grant dates for each executive are at the beginning of each fiscal year or when they are hired or promoted, if such date is after the initial grant at the beginning of the fiscal year.

(d)	Represents performance units which vest only if performance criteria are met three years after the grant date. Grant dates for each executive are at the beginning of each fiscal year or when they are hired or promoted, if such date is after the initial grant at the beginning of the fiscal year.

(e)	Represent non-qualified stock options.

(f)	Vests in full upon the ninth anniversary of the date of grant.

(g)	Represents restricted stock purchased under the Capital Accumulation Plan. The restriction period is three years from the grant date, unless an extension is elected by the plan participant.

(h)	Mr. Armstrong chose to apply the value of his long-term incentive grants toward the premiums on his split-dollar life insurance policy. These payments are treated as cash compensation and are fully taxable in the year paid to the insurance company. We ceased paying the premiums for this insurance policy in order to comply with the provisions of the Sarbanes-Oxley Act.

(i)	Vests to the extent of one-fourth every year commencing upon the first anniversary of the date of grant.

(j)	Vests to the extent of 2,564 shares on each of May 1, 2007, May 1, 2008 and May 1, 2013, and 974 shares on May 1, 2009.

Option Exercises and Stock Vested

There were no options exercised during fiscal year 2007 by our named executive officers. The following table sets forth information concerning each vesting of restricted stock for our named executive officers during fiscal year 2007:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
James W. Wiltz	—	—	—	—
R. Stephen Armstrong	—	—	2,878	102,025
Gary D. Johnson	—	—	—	—
David P. Sproat	—	—	2,138	75,792
Scott P. Anderson	—	—	400	14,180
Peter L. Frechette	—	—	—	—

For stock awards in fiscal year 2007, the values in the table above represent restrictions which lapsed on shares purchased under the Capital Accumulation Plan, and are based on the closing price of our common stock on the date of vesting.

Potential Payments upon Termination or Change in Control

Upon the termination of a named executive officer, such person may be entitled to payments or the provision of other benefits, depending on the event triggering the termination. The events that would trigger a named executive officer’s entitlement to payments or other benefits upon termination, and the value of the estimated payments and benefits are described in the following table, assuming a termination date and, where applicable, a change in control date of April 28, 2007, and a stock price of $36.28 per share, which was the price of one share of our common stock on April 27, 2007 (the last trading day of fiscal year 2007):

	James W. Wiltz	R. Stephen Armstrong	Gary D. Johnson	David P. Sproat	Scott P. Anderson	Peter L. Frechette
Involuntary Termination without Cause
Severance/Salary Continuation	$143,000	$452,940	$61,025	$65,000	$71,500	$50,000
Gain on Accelerated Stock Options	$653,006	$1,928,654	—	$229,956	—	—
Capital Accumulation Plan Benefits	—	$250,621	—	$9,148	$23,420	—
Total:	$796,006	$2,632,215	$61,025	$304,104	$94,920	$50,000
Involuntary Termination without Cause following Change in Control, or Voluntary Termination following Change in Control
Severance/Salary Continuation	$143,000	$452,940	$61,025	$65,000	$71,500	$50,000
Gain on Accelerated Stock Options	$2,285,458	$3,315,097	—	$617,860	$334,002	—
Accelerated Restricted Stock Awards	$356,994	—	$216,360	$230,784	$349,782	—
Capital Accumulation Plan Benefits	—	$250,621	—	$9,148	$23,420	—
Total:	$2,785,452	$4,018,658	$277,385	$922,792	$477,704	$50,000
Death or Disability
Gain on Accelerated Stock Options	$979,509	$2,314,385	—	$344,934	—	—
Capital Accumulation Plan Benefits	—	$597,586	—	$22,574	$33,680	—
Total:	$979,509	$2,911,971	—	$367,508	$33,680	—
Retirement
Gain on Accelerated Stock Options	$653,006	$1,928,654	—	$229,956	—	—
Capital Accumulation Plan Benefits	—	$597,586	—	$22,574	$33,680	—
Total:	$653,006	$2,526,240	—	$252,530	$33,680	—

Our severance policy generally provides 90 days of salary continuation, subject to management discretion to increase or decrease such severance benefit. Our severance policy may also be superseded by an individual agreement with a named executive officer. This is the case in connection with the above-described agreement with R. Stephen Armstrong, our Executive Vice President, Treasurer and Chief Financial Officer. See “Compensation Discussion and Analysis—Compensation Policies—Change-in-Control Arrangements” for further information.

Although we have not entered into any other change-in-control agreements, our Equity Incentive Plan provides that awards issued under that plan are fully vested and all restrictions on the awards lapse in the event of a change in control, as defined in such plan. Additionally, our Capital Accumulation Plan provides that on an event of acceleration, as defined in the plan, the restrictions on shares of restricted stock lapse and such stock becomes fully vested. An event of acceleration occurs if (a) a person has acquired a beneficial ownership interest in 30% or more of the voting power of our company, (b) a tender offer is made to acquire 30% or more of our company, (c) a solicitation subject to Rule 14a-11 of the Exchange Act relating to the election or removal of 50% or more of the Board occurs, or (d) our shareholders approve a merger, consolidation, share exchange, division or sale of our company’s assets. The Committee also has the authority to cause options awarded under our 1992 Stock Option Plan to become fully vested in the event of a proposed sale of all or substantially all of the assets of our company or in the event of a merger of our company with or into another corporation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Audit Committee is responsible for reviewing any proposed transaction with a related person. The Audit Committee has adopted a policy and procedures for the review, approval and ratification of any related party transaction requiring disclosure under Item 404(a) of Regulation S-K.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT OF EQUITY INCENTIVE PLAN

Overview of Amendment to Plan

Subject to shareholder approval, our Board of Directors has approved an amendment to the Patterson Companies, Inc. Equity Incentive Plan (the “Plan”) which will include our non-employee directors as a class of persons eligible to receive awards under the Plan. Currently, awards to our non-employee or “outside” directors are not allowed under the Plan. If the amendment is approved, we intend to terminate our 2001 Non-Employee Directors’ Stock Option Plan (the “Director Plan”). Awards to non-employee directors would then be made under the Plan at the discretion of the Compensation Committee of our Board of Directors (the “Committee”). A copy of the Plan, as amended and restated, is attached to this proxy statement as Appendix A.

Our Plan has been an important factor in attracting, rewarding and retaining valuable employees, and we believe that extending the Plan to our non-employee directors will allow us to better align our compensation of outside directors with those of other public companies.

Existing Plan for Non-Employee Directors

Currently, our outside directors receive annual awards of stock options under our Director Plan which provides for automatic grants of stock options to our non-employee directors. A total of 800,000 shares of common stock have been reserved for options to non-employee directors under this plan of which 491,784 remained available for award as of April 28, 2007. Other forms of equity awards, such as restricted stock and performance awards are not authorized under the Director Plan. Under the Director Plan, each eligible director who has been elected or reelected or who is continuing as a member of the Board as of the adjournment of each annual meeting automatically receives an option award. A director who is elected to the Board for the first time receives an initial grant of 12,000 shares and each director who is reelected or is continuing to serve following an annual meeting receives an annual grant of 5,000 shares. Options are granted at fair market value on the option grant date and are exercisable for a period of nine years, commencing one year after the grant date. As of the end of fiscal year 2007, options for the purchase of an aggregate of 257,356 shares were outstanding under the Director Plan. The Director Plan expires in 2011.

The Director Plan and each of our stock option plans is administered by the Compensation Committee of our Board of Directors (the “Committee”) which, as to our stock option plans, determines the employees, officers and others who are entitled to receive options, the type of option to be granted, the number of shares subject to each option and the exercise price of each option. If the amendment to the Plan is approved, awards to non-employee directors would be made at the discretion of the Committee under the Plan.

Description of Our Equity Incentive Plan

Key Provisions.    The following summary is qualified in its entirety by the specific language of the Plan, as amended and restated, which is attached to this proxy statement as Appendix A.

Plan Name:	Patterson Companies, Inc. Equity Incentive Plan

Plan Expiration:	September 9, 2012

Eligible Participants:	All employees and officers of our company and our subsidiaries, certain non-employees who may provide services to our company or our affiliates, and non-employee directors.

Shares Authorized:	6,000,000, subject to adjustment only to reflect stock splits and similar events. This does not represent an increase in the number of shares reserved for awards under the Plan.

The maximum number of shares that may be issued pursuant to awards of restricted stock, restricted stock unit awards and stock bonuses is 2,000,000 shares.

Shares Authorized as Percentage of Outstanding Common Stock:	4.4% as of the end of fiscal year 2007

Award Types:

•      Non-qualified and incentive stock options

•      Restricted stock and restricted stock units

•      Stock bonuses

•      Cash bonuses

•      Stock appreciation rights or “SARs”

•      Performance awards

•      Dividend equivalents and other equity-based awards

Award Term:	Awards may have a term no longer than ten years.

162(m) Share Limits:	Awards to an individual participant are limited to 300,000 shares annually.

Vesting:	Determined by the Committee (subject to exceptions for death, disability or retirement). The minimum restriction period for restricted stock and restricted stock units is vesting in pro rata installments over three years, or one year in the case of performance-based awards. Further, an award may provide for accelerated vesting upon a change in control or a participant’s termination of employment following attainment of age 65.

Awards Not Permitted:	• Granting stock options or stock appreciation rights at a price below market price on the date of grant.
• Repricing, or reducing the exercise price of a stock option or stock appreciation right without shareholder approval.
• Reload stock options.

Shares Subject to Plan.    A total of 6,000,000 shares have previously been authorized for issuance under the Plan. As of the end of fiscal year 2007, 4,645,215 shares were available for awards under the Plan. The maximum number of shares issuable pursuant to awards of restricted stock, restricted stock units or stock bonuses is 2,000,000 shares. As of the end of fiscal year 2007, 1,576,114 shares were available for awards of restricted stock, restricted stock units or stock bonuses. If any award lapses, expires or otherwise terminates for any reason without having been exercised or settled in full, or if shares subject to forfeiture or repurchase are forfeited or repurchased by us, any such shares again become available for issuance under the Plan. Shares are not treated as having been issued under the Plan, and therefore do not reduce the number of shares available for grant, to the extent an award is settled in cash or shares are withheld in satisfaction of tax withholding obligations. Appropriate adjustments will be made to the shares reserved under the Plan, to the other numerical limits on awards and to outstanding awards in the event of any change in our common stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in our capital structure, or if we make a distribution in a form other than common stock (excluding normal cash dividends) that has a material effect on the fair market value of our common stock.

Administration.    The Plan is administered by the Committee. All awards to participants are granted by the Committee which consists of at least two directors, each of whom is both a “non-employee director” within the meaning of Exchange Act Rule 16b-3 and an “outside director” for purposes of Section 162(m) of the Code. Subject to the provisions of the Plan, the Committee determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of such awards, and all of their terms and conditions. The Committee may, subject to certain limitations required by the Code and the express language in the Plan that prohibits repricing, amending, modifying, extending, canceling or renewing any award, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend or defer the vesting of any award. The Committee may establish rules and policies for administration of the Plan and adopt one or more forms of agreement to evidence awards made under the Plan. The Committee interprets the Plan and any agreement used under the Plan, and all determinations of the Committee are final and binding on all persons having an interest in the Plan or any award issued under the Plan.

Prohibition of Option Repricing.    The Plan expressly provides that, without the approval of our shareholders, the Committee may not, except in the case of a change in our capitalization, provide for the cancellation of an outstanding option to reduce the exercise price, or take other actions which result in a reduction of the exercise price of an outstanding option.

Eligibility.    Under the Plan, the Committee may grant awards to employees and non-employee individual consultants or independent contractors providing services to our company or any present or future parent or subsidiary corporation or other affiliated entity of our company. While the Committee may grant ISOs only to employees, the Committee may grant Non-ISOs, restricted stock, restricted stock units, stock appreciation rights, stock awards and performance awards to any eligible participants. We have approximately 209 employees, including nine executive officers, who are eligible to participate in the Plan. Under the Plan and other existing stock-based plans, the Committee has not granted options to non-employee service providers and does not currently anticipate any change in that practice. If the proposed amendment is approved by our shareholders, our six non-employee directors will become eligible to receive awards under the Plan.

Individual Limit.    No more than 300,000 shares may be issued to any participant in any calendar year. We have authority to make awards of this magnitude, but have no present intention of doing so. Historically, the largest award we have ever made to an employee under the Plan was 141,998 shares, which vests over a seven year period, commencing three years following the date of grant.

Stock Options.    The Committee may grant Non-ISOs and ISOs within the meaning of Section 422 of the Code, or any combination of these. Each option granted under the Plan must be evidenced by a written agreement between us and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the Plan. The exercise price of each option may not be less than the fair market value of a share of our common stock on the date of grant. However, any ISO granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of our stock or of any parent or subsidiary corporation must have an exercise price equal to at least 110% of the fair market value of a share of our common stock on the date of grant and any such options must not be exercised after the expiration of five years from the date of grant. On July 13, 2007, the closing price of our common stock on the Nasdaq Global Select Market was $37.34 per share.

The Plan provides that the option exercise price may be paid in cash, by check, or in cash equivalent; by tender of shares of common stock owned by the optionee having a fair market value not less than the exercise price; by such other lawful consideration as approved by the Committee; or by any combination of these. Nevertheless, the Committee may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the optionee has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted or required by us, through the optionee’s surrender of a portion of the option shares to our company.

Options become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The maximum term of any option granted under the Plan is ten years, provided, as noted above, that an ISO granted to a 10% shareholder must have a term not exceeding five years. Subject to the term of an award, an option generally will remain exercisable for three months following the optionee’s termination of service, except that if service terminates as a result of the optionee’s death or disability, the option generally will remain exercisable for twelve months. However, if service is terminated for cause, the option will terminate immediately.

ISOs are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee’s lifetime only by the optionee. Non-ISOs granted under the Plan may be assigned or transferred to the extent permitted by the Committee.

Stock Appreciation Rights.    The Committee may grant SARs. The exercise price of each SAR may not be less than the fair market value of a share of our common stock on the date of grant. Upon the exercise of any SAR, the participant is entitled to receive an amount equal to the excess of the fair market value of the underlying shares of common stock as to which the right is exercised over the aggregate exercise price for such shares. At the Committee’s discretion, it may make payment of a SAR in cash or in shares of common stock whose fair market value on the exercise date equals the payment amount. The Committee may make payment in a lump sum or it may defer payment in accordance with the terms of the participant’s award agreement. The maximum term of any SAR granted under the Plan is ten years.

Restricted Stock and Restricted Stock Units.    Shares of restricted stock and restricted stock units (“RSUs”) are subject to restrictions as the Committee may impose, which may lapse separately or in combination at such time or times, in installments or otherwise as the Committee may deem appropriate. The grant or vesting of restricted stock and RSUs may be performance-based or time-based or both. Restricted stock and RSUs may be “qualified performance-based awards,” as recognized under Code Section 162(m) in which event the grant or vesting or both, as applicable, of such restricted stock or RSUs will be conditioned upon the attainment of performance goals. Except as otherwise determined by the Committee, upon a participant’s termination of employment (as determined under criteria established by the Committee) during the restriction period, all shares of restricted stock and RSUs subject to restriction will be forfeited and reacquired by us, except that the Committee may waive in whole or in part any or all remaining restrictions with respect to shares of restricted stock or RSUs.

An award may, but need not be, a “qualified performance-based award.” These awards are intended to qualify as performance-based compensation under Section 162(m). These performance measures include, but are not limited to:

•	revenue

•	cash flow

•	earnings per share

•	income before taxes, or earnings before interest, taxes, depreciation and amortization

•	return on equity

•	total shareholder return

•	share price performance

•	return on capital

•	return on assets or net assets

•	income or net income

•	operating income or net operating income

•	operating profit or net operating profit

•	operating margin or profit margin

•	return on operating revenue

•	return on invested capital

•	market segment share

•	product release schedules

•	new product innovation

•	product cost reduction through advanced technology

•	brand recognition/acceptance

•	product ship or sales targets

•	customer segmentation or satisfaction

•	customer account profitability

•	economic value added (or equivalent metric)

These performance measures may be established on a company-wide basis or with respect to one or more business units, divisions or subsidiaries, can be on an absolute or relative basis and can be measured annually or cumulatively over a time period specified in the award agreement. A “qualified performance-based award” is a grant of restricted stock or RSUs designated as such by the Committee at the time of grant based upon a determination that: (1) the recipient is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Code in the year in which we would expect to be able to claim a tax deduction with respect to such restricted stock or RSU award and (2) the Committee wishes such grant to qualify for the exemption from the limitation on deductibility of compensation with respect to any covered employee imposed by Section 162(m) of the Code. The Committee will specify the performance goals to which any “qualified performance-based award” will be subject.

The provisions of restricted stock and RSUs including any applicable performance goals need not be the same with respect to each participant. During the restriction period, the Committee may require that any stock certificates evidencing restricted shares be noncertificated or be held by us. Other than these restrictions on transfer and any other restrictions the Committee may impose, the participant will have all the rights of a holder of stock holding the class or series of stock that is the subject of the restricted stock or RSU award.

Performance Awards.    The Committee may grant performance awards to eligible individuals subject to the terms of the Plan. A performance award (1) may take the form of any of the award types available under the Plan, (2) may be denominated or payable in cash, shares, other securities, other awards or other property, and (3) provides the holder with the right to receive payments, in whole or in part, upon the achievement of performance goals established by the Committee. Prior to or at the time of grant, the Committee may designate such awards as “qualified performance-based awards,” as described above under “Restricted Stock and Restricted Stock Units,” intended to qualify under Code Section 162(m). The vesting or settlement of such awards is conditioned upon the attainment of one or more of the performance measures described above.

Stock Bonuses, Dividend Equivalents and Other Stock-Based Awards.    Stock bonuses and other awards that are valued by reference to, or otherwise based upon, our common stock, including without limitation dividend equivalents may also be granted under the Plan, either alone or in conjunction with other awards.

Cash Bonuses.    Cash bonuses may be awarded in connection with an award of restricted stock, RSUs or a stock bonus as performance-based compensation, and, if awarded, are distributed at the time the recipient recognizes taxable income in connection with the awards.

Transferability of Awards.    Awards are non-transferable other than by will or the laws of descent and distribution. However, in the discretion of the Committee, Non-ISOs and SARs may be transferred to members of the holder’s immediate family. The transfer may be made directly or indirectly or by means of a trust, partnership or otherwise. ISOs may be exercised only by the initial holder, a guardian if state law permits, and upon death of the optionee, by his legal representative or beneficiary.

Change in Control.    In the event of a change in control of our company, and provided that an award agreement does not include contrary provisions, awards will become exercisable and nonforfeitable, as follows: any stock options and SARs outstanding as of the date of such change in control which are not then exercisable and vested, will become fully exercisable and vested; the restrictions and deferral limitations applicable to any restricted stock and RSUs will lapse, and such restricted stock and RSUs will become free of all restrictions and become fully vested; all performance awards will be considered to be earned and payable in full; and any deferral or other restriction will lapse and such performance awards will be settled in cash or shares, as determined by the Committee. All restrictions on other awards will similarly lapse and such awards will become free of all restrictions and fully vested.

Amendments and Termination.    Our Board of Directors may amend, alter, suspend, discontinue or terminate the Plan at any time and from time to time, but without the approval of our shareholders, no amendment, alteration, suspension, discontinuation or termination may be made that would (i) increase the number of shares that may be issued under the Plan; (ii) permit granting of options at less than the market price of our stock; (iii) permit the repricing of outstanding options; (iv) amend the maximum shares set forth that may be granted as options, SARs, restricted stock, RSUs, stock bonus or other awards; (v) extend the term of the Plan; (vi) change the class of persons eligible to participate in the Plan; or (vii) otherwise implement any amendment required to be approved by shareholders under the rules of any applicable stock exchange or NASDAQ Marketplace Rules.

Provision for Foreign Employees.    We intend to continue in effect provisions that we have adopted for our non-U.S. employees. The Plan permits the Committee to grant awards to eligible persons who are foreign nationals performing services for us outside of the U.S. on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary to foster and to promote the achievement of the purposes of the Plan. The Committee may make such modifications, procedures and sub-plans as may be necessary to comply with laws of other countries in which such foreign nationals are employed.

Term of the Plan.     The Plan will terminate on September 9, 2012, which is the tenth anniversary of the date the Plan was initially approved by our shareholders, or on any earlier date of discontinuation or termination as determined by our Board of Directors.

Tax Consequences

Stock Options.    The tax consequences of options granted under the Plan are complex and depend, in large part, on the surrounding facts and circumstances. This section provides a brief summary of certain significant federal income tax consequences of the Plan, under existing U.S. law. This summary is not a complete statement of applicable law and is based upon the Code, as well as administrative and judicial interpretations of the Code, as in effect on the date of this proxy statement. If federal tax laws, or interpretations of such laws, change in the future, the information provided here may no longer be accurate. This section does not consider state, local or foreign tax consequences, nor does it discuss the effect of gift, estate or inheritance taxes, except with respect to transferred options.

The recipient of an ISO will recognize no income for federal income tax purposes at either the date of grant or the date of exercise. If the recipient holds the stock gained at the time of exercise for the required holding period (two years following the grant date and one year following the date of exercise), upon sale of the stock, the recipient who has held shares for the capital gains holding period will be taxed at capital gains rates for the difference between the sale price of the stock and the grant price paid at the time of exercise of the stock. When an ISO is exercised, the difference between the fair market value of the stock and the exercise price is a tax preference item which could trigger alternative minimum tax to the recipient.

A recipient will not recognize any taxable income and he will not be entitled to a deduction at the time a non-ISO is granted. When a non-ISO is exercised, the excess of the fair market value of the shares acquired on the exercise of the option over the exercise price will be taxable to a participant as ordinary income subject to the withholding of applicable income taxes, FICA and FUTA. We, in computing our U.S. federal income tax, will generally be entitled to a deduction in an amount equal to the compensation taxable to the recipient, subject to certain limitations. When a recipient who has held shares for the capital gains holding period sells his or her shares of stock, the recipient generally will have a capital gain (or loss), equal to the difference between the sale price and the fair market value of the stock on the date the recipient exercised his or her option. The capital gain (or loss) is considered “long term” or “short term” depending on how long the recipient has held such stock.

No later than the date as of which an amount first becomes includible in the gross income of a participant for federal income tax purposes with respect to any award under the Plan, the participant must pay us, or make arrangements satisfactory to us regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Our obligations under the Plan are conditional on such payment or arrangements, and we will, to the extent permitted by law, be entitled to take such action and establish such procedures as we deem appropriate to withhold or collect all applicable payroll, withholding, income or other taxes from a participant. In order to assist a participant in paying all or a portion of the federal, state, local and foreign taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an award, the Committee may permit a participant to satisfy tax obligations by (a) electing to have us withhold a portion of the shares or other property otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) an award with a fair market value equal to the amount of such taxes or (b) delivering to us shares or other property (except for shares issuable upon exercise or receipt of, or the lapse of restrictions relating to such award) with a fair market value equal to the amount of such taxes. Any such election must be made on or before the date that the amount of tax to be withheld is determined.

Restricted Stock and RSUs.    Unless the participant files an election to be taxed under Section 83(b) of the Code, (a) the participant will not realize income upon the grant of restricted stock; (b) the participant will realize ordinary income and we will be entitled to a corresponding deduction when the restrictions have been removed or expire; and (c) the amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions are removed or expire. If the recipient files an election to be taxed under Section 83(b) of the Code, the tax consequences to the participant and our company will be determined as of the date of the grant of the restricted stock rather than as of the date of the removal or expiration of the restrictions. Income tax is paid on the value of the stock at ordinary rates when the restrictions lapse, and then at capital gain rates when the shares are sold.

As described above, awards granted under the Plan may qualify as “performance-based compensation” under Code Section 162(m) in order to preserve our federal income tax deductions with respect to annual compensation required to be taken into account under Section 162(m) that is in excess of $1.0 million and paid to one of our five most highly compensated executive officers. To so qualify, options and other awards must be granted under the Plan by a committee consisting solely of two or more “outside directors” (as defined under Section 162 regulations) and must not exceed the Plan’s limit on the total number of shares that may be awarded to any one participant during any calendar year. In addition, for awards other than options to qualify, the grant, issuance, vesting or retention of the award must be contingent upon satisfying one or more of the performance criteria described above, as established and certified by a committee consisting solely of two or more “outside directors.”

Dividend Equivalents and Other Awards.    Other types of awards granted under the Plan, whether distributed in stock or cash, will be treated as ordinary income at the time and to the extent the awards vest and restrictions on them lapse. At such time, the recipient will be subject to income tax on such awards at ordinary income rates, as described above under the previous section, unless the recipient has made a Section 83(b) election at the time of the grant. In the year the award is taxable to the participant, we will take a deduction for the amount reported as ordinary income.

New Plan Benefits

Future awards to be received by or allocated to particular participants under the Plan, as amended and restated, are not presently determinable.

Required Vote

Approval of the amendment to the Plan requires the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at the meeting. The Board of Directors recommends that shareholders vote FOR approval of the amendment to the Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of April 28, 2007 about the common stock that may be issued under all of our existing equity compensation plans. All of these plans have been approved by our shareholders, except the Canadian Plan. If the proposed amendment to our Plan is approved, future awards to non-employee directors will be made under the Plan, and no further grants will be made under the Director Plan, which will be terminated.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,550,694	$22.88	9,979,778
Equity compensation plans not approved by security holders	4,699	$24.07	1,890,352

Total	2,555,393	$22.88	11,870,130

Effective June 2000, we adopted the Canadian Plan. The Canadian Plan permits eligible employees who are designated and awarded an option to purchase such option through salary deductions. The option purchase price is equal to 37.5% of the market price on the date of grant. Options may be exercised three years after the grant date and terminate five years after the grant of the option. Options may be exercised to purchase shares at a price equal to the remaining 62.5% of the market price on the date of grant. A total of 2,000,000 shares of common stock has been reserved for issuance under the Canadian Plan.

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the year ending April 26, 2008. A proposal to ratify that appointment will be presented to shareholders at the meeting. If the shareholders do not ratify such appointment, the Audit Committee will select another independent registered public accounting firm.

Representatives of Ernst & Young LLP are expected to be present at the meeting, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders in attendance.

Principal Accountant Fees and Services

Ernst & Young was our independent registered public accounting firm for the two most recently completed fiscal years. Aggregate fees for professional services rendered for our company by Ernst & Young for the fiscal years ended April 2006 and 2007 were as follows:

	Fiscal Year Ended April 29, 2006	Fiscal Year Ended April 28, 2007
Audit Fees	$769,000	$863,050
Audit-Related Fees	24,000	22,000
Tax Fees	161,000	244,990
All Other Fees	0	0

Total	$954,000	$1,130,040

Audit fees were for professional services rendered for the audits of the consolidated financial statements, statutory audits of subsidiaries, and reviews of Securities and Exchange Commission filings, including comfort letters, consents and comment letters. Audit-related fees were for employee benefit plan audits. Tax fees in fiscal year 2006 were for a business realignment project, other assistance on AbilityOne and other tax matters. Tax fees in fiscal year 2007 were for a business realignment project, assistance with Canadian tax filings and other tax matters.

The Audit Committee of the Board has determined that the provision of services covered by the foregoing fees is compatible with maintaining the principal accountant’s independence. See “Our Board of Directors and Committees—Audit Committee Report.”

Pre-Approval Policies and Procedures of Audit Committee

The Audit Committee is committed to ensuring the independence of our company’s outside auditor and directs significant attention toward the appropriateness of the auditor to perform services other than the audit. The Committee has adopted pre-approval policies and procedures in this regard.

As a matter of policy, the outside auditor will only be engaged for non-audit related work if those services enhance and support the attest function of the audit, are an extension to the audit or audit related services, or relate to tax matters. Annually, the lead audit partner reviews with the Committee the services the auditor expects to provide in the coming year, and the related fees. In addition, management provides the Committee with a quarterly status for the Committee’s approval of any non-audit services that the outside auditor has been asked to provide or may be asked to provide in the next quarter. The Committee pre-approves all audit and non-audit services provided by the company’s outside auditor.

The projects and categories of service are as follows:

Audit—These services include the work necessary for the auditor to render an opinion on our consolidated financial statements. Audit services also include audit or attest services required by statute or regulation, such as comfort letters, consents, reviews of Securities and Exchange Commission filings, statutory audits in non-U.S. locations and attestation reports on internal control over financial reporting required under the Sarbanes-Oxley Act.

Audit Related Services—These services consist primarily of audits of benefit plans, due diligence assistance, accounting consultation on proposed transactions and internal control reviews.

Tax Services—Tax services consist of acquisition due diligence, transaction cost analysis, integration matters, review and consultation on tax provision and filings and other tax matters.

Other Services—The Committee believes that other services are not an integral part of the examination of our company’s financial statements, and that other services may raise a real or perceived question as to the auditor’s independence. Accordingly, a very strong rationale must be presented to support the selection of the auditor for other services, and alternative service providers should also be considered.

The Chief Financial Officer is responsible for the implementation of the Committee’s pre-approval policies and procedures. The Committee pre-approved all of the services we received from Ernst & Young during fiscal year 2007.

Recommendation

The Audit Committee recommends that you vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 26, 2008.

SHAREHOLDER PROPOSALS FOR

THE 2008 ANNUAL MEETING

If a shareholder wishes to present a proposal for consideration for inclusion in the proxy materials for the 2008 annual meeting of shareholders, the proposal must be sent by certified mail, return receipt requested, and must be received at the executive offices of Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120, Attn: Matthew L. Levitt, no later than April 5, 2008. All proposals must conform to the rules and regulations of the Securities and Exchange Commission. Under Securities and Exchange Commission rules, if a shareholder notifies us of his or her intent to present a proposal for consideration at the 2008 annual meeting of shareholders after June 19, 2008, we, acting through the persons named as proxies in the proxy materials for such meeting, may exercise discretionary authority with respect to such proposal without including information regarding such proposal in our proxy materials.

Our bylaws provide that in order for a person nominated by a shareholder to be eligible for election as a director at any regular or special meeting of shareholders, a written request that his or her name be placed in nomination must be received from a shareholder of record by our Corporate Secretary not less than 60 days prior to the date fixed for the meeting, together with the written consent of such person to serve as a director. A copy of our bylaws may be obtained by written request to Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120, Attn: Matthew L. Levitt. Please refer to “Our Board of Directors and Committees—Governance Committee Procedures for Nominations” for the procedures for nominating directors.

ANNUAL REPORT TO SHAREHOLDERS

A copy of our annual report to shareholders for the fiscal year ended April 28, 2007, which includes our Annual Report on Form 10-K, accompanies the notice of annual meeting, this proxy statement and the related proxy card. No part of the annual report to shareholders is incorporated herein and no part of the annual report to shareholders is to be considered proxy-soliciting material. We will send a copy of our Annual Report on Form 10-K for the fiscal year ended April 28, 2007 or any exhibits thereto, as filed with the Securities and Exchange Commission, to any shareholder upon written request to Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota, 55120, Attention: Investor Relations.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Peter L. Frechette
Peter L. Frechette
Chairman

St. Paul, Minnesota

August 3, 2007

APPENDIX A

PATTERSON COMPANIES, INC.

EQUITY INCENTIVE PLAN

1.	Purpose of the Plan

The purpose of the Patterson Companies, Inc. Equity Incentive Plan is to permit the Board of Directors to develop and implement a variety of stock-based programs based on the changing needs of the Company. The Board of Directors and senior management of Patterson Companies, Inc. believe it is in the best interest of its shareholders for officers, employees, non-employee directors and certain other persons to be compensated through various forms of stock-based arrangements. These forms of stock-based compensation will enhance the Company’s ability to attract highly qualified personnel and independent directors, strengthen its retention capabilities, and enhance the long-term performance of the Company to vest in Participants a proprietary interest in the success of the Company. The Plan is also intended to provide certain “performance-based compensation” within the meaning of Section l62(m)(4)(C) of the Code.

2.	Definitions

As used in the Plan, the following definitions apply to the terms indicated below:

(a)	“Affiliate” shall mean an entity (whether or not incorporated), controlling, controlled by or under common control with the Company.

(b)	“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, Cash Bonus, Performance Award, Dividend Equivalent, Stock Award or Other Stock-Based Award granted under the Plan.

(c)	“Award Agreement” shall mean an agreement, in such form and including such terms as the Committee in its sole discretion shall determine, evidencing an Award.

(d)	“Beneficiary” shall mean upon the employee’s death, the employee’s successors, heirs, executors and administrators, as the case may be.

(e)	“Board of Directors” or “Board” shall mean the Board of Directors of Patterson Companies, Inc.

(f)	“Cash Bonus” shall mean an award of a bonus payable in cash pursuant to Section 10 hereof.

(g)	“Cause” shall mean: (i) the Participant’s conviction of any crime (whether or not involving the Company) constituting a felony in the jurisdiction involved; (ii) conduct of the Participant related to the Participant’s employment for which either criminal or civil penalties against the Participant or the Company may be sought; (iii) a violation of law, rule, or regulation, act of embezzlement, fraud, dishonesty, breach of fiduciary duty resulting in loss, damage or injury to the Company; (iv) material violation of the Company’s policies, including, but not limited to those relating to sexual harassment or those set forth in the Company manuals or statements of policy, (v) the disclosure or misuse of confidential information, or those set forth in Company manuals or statements of policy; (vi) serious neglect or misconduct in the performance of the Participant’s duties for the Company or willful or repeated failure or refusal to perform such duties.

(h)	“Change in Control” shall mean the occurrence of any one of the following events:

(i)

An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (1) any acquisition directly from the

Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (4) any acquisition pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section 2(h); or

(ii)	A change in the composition of the Board such that the individuals who, as of the effective date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 2(h), that any individual who becomes a member of the Board subsequent to such effective date, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of those individuals who were members of the Board and who were also members of the Incumbent Board (or became such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii)	Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 35% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(iv)	The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(i)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

(j)	“Committee” shall mean the Compensation Committee of the Board of Directors; provided, however, that the Committee shall at all times consist of two or more persons, all of whom are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, and “outside directors” within the meaning of Section 162(m) of the Code. Each member of the Committee shall be an “independent director” as determined in the Nasdaq Marketplace Rules or the rules or regulations of any exchange on which Company Stock is traded, or any other applicable law or regulation.

(k)	“Company” shall mean Patterson Companies, Inc. or any successor thereto. References to the Company also shall include the Company’s Affiliates unless the context clearly indicates otherwise.

(l)	“Company Stock” or “Stock” shall mean the common stock of the Company.

(m)	“Disability” shall mean the existence of a physical or mental condition that qualifies the Participant for a benefit under the long-term disability plan sponsored by the Company which applies to the Participant. The existence of a Disability shall be determined by the Committee.

(n)	“Dividend Equivalents” means any right granted under Section 12.

(o)	“Eligible Person” shall mean any employee, officer, non-employee director of the Company, or an individual consultant or independent contractor providing services to the Company whom the Committee determines to be an Eligible Person.

(p)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(q)	“Fair Market Value” shall mean, with respect to a share of Company Stock on an applicable date:

(i)	If the principal market for the Company Stock (the “Market”) is a national securities exchange, including the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) the closing sale price or, if no reported sales take place on the applicable date, the average of the high bid and low asked price of Company Stock as reported for such Market on such date or, if no such quotation is made on such date, on the next preceding day on which there were quotations, provided that such quotations shall have been made within the ten (10) business or trading days preceding the applicable date; or

(ii)	In the event that paragraph (i) above does not apply, the Fair Market Value of a share of Company Stock on any day shall be determined in good faith by the Committee in a manner consistently applied.

(r)	“Immediate Family Members” shall mean a Participant’s spouse, child(ren) and grandchild(ren).

(s)	“Incentive Stock Option” shall mean an Option that is an “incentive stock option” within the meaning of Section 422 of the Code and that is identified as an Incentive Stock Option in the agreement by which it is evidenced.

(t)	“Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option within the meaning of Section 422 of the Code.

(u)	“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option that is granted by the Committee pursuant to Section 6 hereof.

(v)	“Other Stock-Based Award” shall mean any right granted under Section 12 of the Plan.

(w)	“Participant” shall mean an Eligible Person who receives or is designated to be granted one or more Awards under the Plan.

(x)	“Performance Award” shall mean a right granted to an Eligible Person pursuant to Section 11 of the Plan to receive a payment from the Company, in the form of stock, cash or a combination of both, upon the achievement of established employment, service, performance or other goals (each a “Performance Measure”). A Performance Award shall be evidenced by an agreement, the “Performance Award Agreement,” executed by the Participant and the Committee.

(y)

“Performance Measures” shall mean any one or more of the following performance measures or criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award within the time period prescribed by

Section 162(m) of the Code and related regulations: (a) revenue; (b) cash flow, (c) earnings per share, (d) income before taxes, or earnings before interest, taxes, depreciation and amortization, (e) return on equity, (f) total shareholder return, (g) share price performance, (h) return on capital, (i) return on assets or net assets, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin or profit margin, (n) return on operating revenue, (o) return on invested capital, (p) market segment share, (q) product release schedules, (r) new product innovation, (s) product cost reduction through advanced technology, (t) brand recognition/acceptance, (u) product ship or sales targets, (v) customer segmentation or satisfaction; (w) customer account profitability; or (x) economic value added (or equivalent metric).

(z)	“Person” shall mean a “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act.

(aa)	“Plan” shall mean this Patterson Companies, Inc. Equity Incentive Plan, as it may be amended from time to time.

(bb)	“Previously Acquired Shares” shall mean shares of common stock issued pursuant to an Award under this Plan that are already owned by the Participant or, with respect to any Incentive Stock Option Award, that are to be issued upon the exercise of such Award.

(cc)	“Restricted Stock” shall mean an award of Company Stock, the grant, issuance, retention and/or vesting of which is subject to such restrictions, conditions and terms as are provided in an Award Agreement.

(dd)	“Restricted Stock Award” shall mean an award of Stock granted to an Eligible Person pursuant to Section 8 of the Plan that is subject to the restrictions on transferability, the risk of forfeiture imposed by the provisions of such Section 8, and other conditions and terms as are provided in an Award Agreement.

(ee)	“Restricted Stock Unit” shall mean any award of the right to receive Restricted Stock or a cash payment equal to the Fair Market Value of such Company Stock upon the occurrence of some future event, such as the termination of employment, under the terms set forth in an Award Agreement.

(ff)	“Retirement” shall mean termination of employment or service with the Company, other than a Termination for Cause, on or after age 62 with at least ten years service.

(gg)	“SAR” or “Stock Appreciation Right” shall mean the right to receive in whole or in part in cash or whole shares of common stock, the Fair Market Value of a share of Company Stock, which right is granted pursuant to Section 7 hereof and subject to the terms and conditions contained therein, or in an Award Agreement.

(hh)	“Section 409A” shall mean Section 409A of the Code, or any successor provision, and applicable Treasury Regulations and other applicable guidance thereunder.

(ii)	“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

(jj)	“Stock Bonus” shall mean a grant of a bonus payable in shares of Company Stock pursuant to Section 9 hereof.

(kk)	“Subsidiary” shall mean a company (whether a Company, partnership, joint venture or other form of entity) in which the Company, or a company in which the Company owns a majority of the shares of capital stock directly or indirectly, owns an equity interest of fifty percent (50%) or more, and shall have the same meaning as the term “Subsidiary Company” as defined in Section 424(f) of the Code.

(ll)	“Vesting Date” shall mean the date established by the Committee on which a Participant has the ability to acquire all or a portion of a grant of a Stock Option or other Award, or the date upon which the restriction on a Restricted Stock or Restricted Stock Units grant shall lapse.

3.	Stock Subject to the Plan

(a)	Plan Limit

Subject to adjustment as provided in Section 14 hereof, the Committee may grant Awards hereunder with respect to shares of Company Stock that in the aggregate do not exceed six million (6,000,000) shares, including shares which may have been issued pursuant to Stock Option Awards under the Plan prior to September 13, 2004. The grant of an Award shall not reduce the number of shares of Company Stock with respect to which Awards may be granted pursuant to the Plan, except to the extent shares of common stock are issuable pursuant thereto. Shares subject to Awards granted under the Plan shall count against the foregoing limits at the time they are granted but shall again become available for grant under the Plan as follows:

(i)	To the extent that any Options, together with any related rights granted under the Plan, terminate, expire or are cancelled without having exercised the shares covered by such Options, such shares shall again be available for grant under the Plan;

(ii)	To the extent any shares of Restricted Stock or Restricted Stock Units or any shares of Company Stock granted as a Stock Bonus are forfeited or cancelled for any reason, such shares shall again be available for grant under the Plan; or

(iii)	To the extent any shares are issued upon the exercise of an Award by the surrender or tender of Previously Acquired Shares, surrendered or tendered shares shall be available for grant under the Plan.

Shares of Company Stock issued under the Plan may be either newly issued shares or treasury shares, at the discretion of the Committee.

The maximum number of shares of Company Stock that may be issued in the form of Restricted Stock, Stock Bonuses or Restricted Stock Units, is an aggregate of two million (2,000,000) shares.

(b)	Individual Limit

Subject to adjustment as provided in Section 14 hereof, the Committee shall not in any calendar year grant Awards hereunder to any individual Participant with respect to more than 300,000 shares of Company Stock, which limit shall include any shares represented by an Award that has been cancelled. Such Awards may be made up entirely of any one type of Award or any combination of types of Awards available under the Plan, in the Committee’s sole discretion.

4.	Administration of the Plan

(a)	Committee’s Duties

The Plan shall be administered by the Committee. Subject to the express provisions and limitations set forth in the Plan, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of the Plan, including, without limitation, the following:

(i)	to prescribe, amend and rescind rules and regulations relating to the Plan and to define terms not otherwise defined herein;

(ii)	to interpret and construe the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company;

(iii)	to determine which persons are Participants, to which of such Participants, if any, Awards shall be granted hereunder and the timing of any such Awards;

(iv)	to grant Awards to Participants and determine the terms and conditions thereof, including the number of shares subject to Awards and the exercise or purchase price of such shares (which shall not be less than their Fair Market Value on the date of grant) and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, services as a director, the satisfaction of performance criteria, the occurrence of certain events, or other factors;

(v)	to correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan;

(vi)	to prescribe and amend the terms of agreements or other documents evidencing Awards made under the Plan (which need not be identical);

(vii)	without amending the Plan, grant Awards to Eligible Persons who are foreign nationals performing services for the Company outside of the United States on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes, the Committee may adopt, ratify or make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its subsidiaries operates or has employees;

(viii)	to determine whether, and the extent to which, adjustments are required pursuant to Section 14;

(ix)	to establish or verify the extent of satisfaction of any Performance Measures or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award;

(x)	to determine whether an authorized leave of absence, change in status, or absence in military or government service, shall constitute termination of employment, subject to applicable law; and

(xi)	to make all other determinations deemed necessary or advisable for the administration of the Plan, which may, but need not, be uniform and may be made on a Participant-by-Participant basis (whether or not two or more Participants are similarly situated). All decisions, determinations and interpretations by the Committee regarding the Plan shall be final and binding on all Participants. In making such determinations, the Committee shall consider such factors as it deems relevant including, without limitation, the recommendations or advice of any director, officer or employee of the Company and such attorneys, consultants and accountants as it may select.

(b)	Committee Determinations

The Committee may, without amendment to the Plan, (i) accelerate the date on which any Option, SAR, Performance Award or Stock Bonus granted under the Plan becomes exercisable, or otherwise adjust any of the terms of such Award (except that no such adjustment shall, without the consent of a Participant, reduce the Participant’s rights under any previously granted and outstanding Award unless the Committee determines that such adjustment is necessary or appropriate to prevent such Award from constituting “excess applicable employee remuneration” within the meaning of Section 162(m) of the Code), (ii) subject to Section 8(a), waive any condition of an Award, or otherwise amend or adjust any of the terms of such Award; provided, however, that (A) other than in connection with a change in the Company’s capitalization as described in Section 14, the exercise price of any Option, SAR or other form of Award may not be reduced without approval of the Company’s shareholders; and (B) the amount payable to a covered employee with respect to a qualified performance-based Award may not be adjusted upwards and the Committee may not waive or alter Performance Measures associated with an Award in a manner that would violate Section 162(m) of the Code; or (iii) as to any

Award not intended to constitute “performance-based compensation” under Section 162(m) of the Code, at any time prior to the end of a performance period, the Committee may revise the Performance Measures and the computation of payment if unforeseen events occur which have a substantial effect on the performance of the Company, any Subsidiary, division, Affiliate or joint venture of the Company and which, in the judgment of the Committee, make the application of the Performance Measures unfair to the Company or a Participant unless a revision is made. Notwithstanding the forgoing provisions of this Section 4(d), neither the Committee nor the Board may, except for adjustments pursuant to Section 14, or as a result of a Change in Control, materially amend a Restricted Stock or Restricted Stock Unit Award, including an acceleration or waiver of a restriction thereof.

(c)	409A

The Company intends that Awards under the Plan shall to the extent applicable satisfy the requirements of Section 409A to avoid any adverse tax results thereunder, and the Committee shall administer and interpret the Plan and all Award Agreements in a manner consistent with that intent, and the Plan shall be so administered. If any provision of the Plan or an Award Agreement would result in adverse tax consequences under Section 409A, the Committee may amend that provision (or take any other action reasonably necessary) to avoid any adverse tax results.

(d)	Committee Liability

No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5.	Eligible Persons

The persons who shall be eligible to receive Awards pursuant to the Plan shall be those Eligible Persons defined in Section 2(o) who are designated by the Committee. Awards may be made to non-employee directors of the Company as determined by the Committee and the Board of Directors. The number of shares of Stock subject to an Award to a non-employee director, or formula pursuant to which such number shall be determined, the type or types of Awards, the date of grant and vesting, expiration and other terms applicable to Awards to non-employee directors shall be specified from time to time by the Committee and approved by the Board of Directors, subject to this Plan. Awards to non-employee directors may include any of the types of Awards specified in Section 2(b).

6.	Options

The Committee may grant Options pursuant to the Plan. Each Option shall be evidenced by an Award Agreement in such form and including such terms as the Committee shall from time to time approve. Except as otherwise provided in the Plan, Options shall comply with and be subject to the following terms and conditions:

(a)	Identification of Options

Each Option granted under the Plan shall be clearly identified in the applicable Award Agreement as either an Incentive Stock Option or as a Non-Qualified Stock Option. In the absence of such identification, an Option shall be deemed to be a Non-Qualified Stock Option.

(b)	Exercise Price

The exercise price-per-share of any Option granted under the Plan shall be such price as the Committee shall determine which shall not be less than 100% of the Fair Market Value of a share of Company Stock on the date on which such Option is granted, except as permitted in connection with the issuance of Options in a transaction to which Section 424(a) of the Code applies.

(c)	Term and Exercise of Options

(i)	Except as provided in the Plan or in an Award Agreement, each Option shall remain exercisable until the expiration of ten (10) years from the date such Option was granted; provided, however, that each Stock Option shall be subject to earlier termination, expiration or cancellation as otherwise provided in the Award.

(ii)	Each Option shall be exercisable in whole or in part; provided, however, that no partial exercise of an Option shall be for an aggregate exercise price of less than $1,000 unless such partial exercise represents the entire unexercised portion of the Option or the entire portion of the Option that is then exercisable. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof. Upon the partial exercise of an Option, the Award Agreement evidencing such Option shall be returned to the Participant exercising such Option together with the delivery of the certificates described in Section 6(c)(iv) hereof.

(iii)	An Option shall be exercised by delivering notice to the Company’s principal office, to the attention of its Secretary, no less than five business days in advance of the effective date of the proposed exercise, and by paying the Company the full purchase price of the Company Stock to be acquired upon exercise of the Option in the manner provided in Section 13(i). Such notice shall be accompanied by the Award Agreement or Agreements evidencing the Option shall specify the number of shares of Company Stock with respect to which the Option is being exercised and the effective date of the proposed exercise and shall be signed by the Participant. The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise, in which case such Award Agreement or Agreements shall be returned to him.

(iv)	Certificates for shares of Company Stock purchased upon the exercise of an Option shall be issued in the name of the Participant or his or her Beneficiary (or permitted transferee), as the case may be, and delivered to the Participant or his or her Beneficiary (or permitted transferee), as the case may be, as soon as practicable following the effective date on which the Option is exercised.

(v)	The Committee may at its sole discretion on a case by case basis, in any applicable agreement evidencing an Option (other than, to the extent inconsistent with the requirements of Section 422 of the Code, an Incentive Stock Option), permit a Participant to transfer all or some of the Options to (A) the Participant’s Immediate Family Members, or (B) a trust or trusts for the exclusive benefit of such Immediate Family Members. Following any such transfer, any transferred Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer.

(d)	Limitations on Grant of Incentive Stock Options

(i)

To the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of any stock with respect to which Incentive Stock Options granted under the Plan and all other plans of the Company (and any plans of any “Subsidiary Company” or “parent Company” of the Company within the meaning of Section 424 of the Code) are first exercisable by any employee during any calendar year shall exceed the maximum limit, if any, imposed from time to time under Section 422 of the Code, such Options in excess of such limit shall be treated as Non-Qualified Stock Options. In such an event, the determination of which Options shall remain Incentive Stock Options and which shall be treated as Non-Qualified Stock Options shall be based on the order in which such Options were granted. All other terms and provisions of such Options that are deemed to be Non-Qualified Stock Options shall remain unchanged.

(ii)	No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its “Subsidiary Companies” (within the meaning of Section 424 of the Code), unless (A) the exercise price of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value of a share of Company Stock at the time such Incentive Stock Option is granted and (B) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

7.	Stock Appreciation Rights (SARs)

The Committee may grant SARs pursuant to the Plan, which SARs shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve. SARs shall comply with and be subject to the following terms and conditions:

(a)	Exercise Price

The exercise price of any SAR granted under the Plan shall be determined by the Committee which shall not be less than 100% of the Fair Market Value of a share of Company Stock at the time of the grant of such SAR.

(b)	Benefit Upon Exercise

(i)	The exercise of a SAR with respect to any number of shares of Company Stock shall entitle a Participant to a payment, for each such share, equal to the excess of (A) the Fair Market Value of a share of Company Stock on the exercise date over (B) the exercise price of the SAR. Payment may be made in whole or in part in cash, whole shares of the Company’s common stock, or a combination of cash and stock.

(ii)	All payments under this Section 7(b) shall be made as soon as practicable, but in no event later than five business days, after the effective date of the exercise of the SAR.

(c)	Term and Exercise of SARs

(i)	Each SAR shall be exercisable on such date or dates, during such period and for such number of shares of Company Stock as shall be determined by the Committee and set forth in the agreement evidencing such SAR; provided, however, that no SAR shall be exercisable after the expiration of ten years from the date such SAR was granted; and, provided, further, that each SAR shall be subject to earlier termination, expiration or cancellation as provided in the Award.

(ii)	Each SAR, may be exercised in whole or in part; provided, however, that no partial exercise of a SAR shall be for an aggregate exercise price of less than $1,000. The partial exercise of a SAR shall not cause the expiration, termination or cancellation of the remaining portion thereof. Upon the partial exercise of a SAR, the Award Agreement evidencing such SAR, marked with such notations as the Committee may deem appropriate to evidence such partial exercise, shall be returned to the Participant exercising such SAR, together with the payment described in Section 7(b)(i) or 7(b)(ii) hereof.

(iii)	A SAR shall be exercised by delivering notice to the Company’s principal office, to the attention of its Secretary, no less than five business days in advance of the effective date of the proposed exercise. Such notice shall be accompanied by the applicable Award Agreement evidencing the SAR, shall specify the number of shares of Company Stock with respect to which the SAR is being exercised and the effective date of the proposed exercise, and shall be signed by the Participant. The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise, in which case the Award Agreement evidencing the SAR shall be returned to him.

(iv)	Except as otherwise provided in an applicable Award Agreement, during the lifetime of a Participant, each SAR granted to a Participant shall be exercisable only by the Participant and no SAR shall be assignable or transferable otherwise than by will or by the laws of descent and distribution. The Committee may, in any applicable Award Agreement evidencing a SAR, permit a Participant to transfer all or some of the SAR to (A) the Participant’s Immediate Family Members, or (B) a trust or trusts for the exclusive benefit of such Immediate Family Members. Following any such transfer, any transferred SARs shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer.

8.	Restricted Stock or Restricted Stock Units

The Committee may grant shares of Restricted Stock or Restricted Stock Units pursuant to the Plan. Each grant of shares of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Agreement in such form and containing such terms and conditions and subject to such agreements or understandings as the Committee shall from time to time approve. Each grant of shares of Restricted Stock or Restricted Stock Units shall comply with and be subject to the following terms and conditions:

(a)	Issue Date and Vesting Date; Minimum Restriction Period

At the time of the grant of Restricted Stock or Restricted Stock Units, the Committee shall establish the date of issuance and vesting with respect to such shares or Awards. In the case of Restricted Stock Units, no shares of Company Stock shall be issued when the Award is granted, but rather upon the lapse of restrictions and the lapse of the restriction period, at which time, shares of Company Stock or other cash or property shall be issued to the Participant holding the Restricted Stock Units. The restriction period for an Award of Restricted Stock and Restricted Stock Units that is based upon continued employment or the passage of time shall provide for vesting of an Award of Restricted Stock or Restricted Stock Units in not less than pro rata installments over three years from the date an Award is made, other than with respect to such Awards that are issued or settled upon the death, disability or Retirement of the Participant; provided, however, a restriction period of at least one (1) year is permitted if the Award is subject to satisfying Performance Measures or the achievement of personal performance criteria; in each case as specified in the agreement evidencing the Award. Notwithstanding the above, an Award may provide for accelerated vesting upon a Change in Control or a Participant’s termination of employment following attainment of age sixty-five (65).

(b)	Conditions to Vesting

At the time of the grant of Restricted Stock or Restricted Stock Units, the Committee may impose such restrictions, conditions, not inconsistent with the provisions hereof, to the vesting of such shares or units, as it, in its absolute discretion, deems appropriate. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any class or classes of Restricted Stock or Restricted Stock Units, that the Participant or the Company achieve such Performance Measures including, but not limited to the period of active service as the Committee may specify at the time of the grant.

(c)	Restrictions on Transfer Prior to Vesting

Prior to the vesting of Restricted Stock or Restricted Stock Units, no transfer of a Participant’s rights with respect to such shares or units, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to such shares or units, but immediately upon any attempt to transfer such rights, such shares or units, and all of the rights related thereto, shall be forfeited by the Participant and the transfer shall be of no force or effect.

(d)	Certificates

Restricted Stock issued prior to the Vesting Date may be certificated or uncertificated, as determined by the Committee.

(i)	Except as otherwise provided in this Section 8 hereof, reasonably promptly after the date identified in the Award Agreement for issuance of certificated shares of Restricted Stock, the Company shall cause to be issued a stock certificate, registered in the name of the Participant or Beneficiary to whom such shares were granted, evidencing such shares; provided, that the Company shall not cause to be issued such a stock certificate unless it has received a stock power duly endorsed in blank with respect to such shares. Each such stock certificate shall bear the following legend:

The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Patterson Companies, Inc. Equity Incentive Plan and an Award Agreement entered into between the registered owner of such shares and Patterson Companies, Inc. A copy of the Plan and Award Agreement is on file in the office of the Secretary of Patterson Companies, Inc., 1031 Mendota Heights Road, St Paul, Minnesota 55120.

Such legend shall not be removed from the certificate evidencing such shares until such shares vest pursuant to the terms of the Award Agreement.

(ii)	Each certificate issued pursuant to Section 8(d)(i) hereof, together with the stock powers relating to the shares of Restricted Stock evidenced by such certificate, shall be deposited by the Company with a custodian designated by the Company (which custodian may be the Company). The Company shall cause such custodian to issue to the Participant a receipt evidencing the certificates held by it which are registered in the name of the Participant.

(e)	Consequences Upon Vesting

Upon the vesting of a share of Restricted Stock pursuant to the terms hereof, the restrictions of Section 8(c) hereof shall cease to apply to such share. Reasonably promptly after a share of Restricted Stock vests pursuant to the terms hereof, the Company shall cause to be issued and delivered to the Participant to whom such shares (whether certificated or uncertificated) were granted, a certificate evidencing such share, free of the legend set forth in Section 8(d)(i) hereof, together with any other property of the Participant held by the custodian pursuant to Section 8(d) hereof.

(f)	Voting Rights and Dividends

The Participant shall have the right to vote all shares of Restricted Stock during the period the restriction is enforced. Whenever such voting rights are to be exercised, the Company shall provide the Participant with the same notices and other materials as are provided to other holders of the Stock, and the Participant shall be provided adequate opportunity to review the notices and material and vote the Restricted Stock allocated to him or her. Any dividends authorized by the Company to be paid to the Participant during the period the restriction is enforced, will be subject to the same restrictions as the underlying shares upon which the dividend is declared.

9.	Stock Bonuses

The Committee may grant Stock Bonuses in such amounts as it shall determine from time to time, subject to the limit set forth in Section 3 hereof. A Stock Bonus shall be in lieu of all or a portion of a Participant’s salary or bonus and shall be paid at such time (including a future date selected by the Committee at the time of grant) and subject to such conditions as the Committee shall determine at the time of the grant of such Stock Bonus. By way of example and not by way of limitation, the Committee may require, as a condition to the payment of a Stock Bonus, that the Participant or the Company achieve such Performance Measures as the Committee may specify at the time of the grant. Certificates for shares of Company Stock granted as a Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is required to be paid. Prior to the date on which a Stock Bonus awarded hereunder is required to be paid, such Award shall constitute an unfunded, unsecured promise by the Company to distribute Company Stock in the future.

10.	Cash Bonuses

The Committee may, in its absolute discretion, in connection with any grant of Restricted Stock, Restricted Stock Units, Stock Bonus, or Non-Qualified Stock Options or at any time thereafter, grant a Cash Bonus, payable promptly after the date on which the Participant is required to recognize income for federal income tax purposes in connection with such grant of Restricted Stock, Restricted Stock Units, Non-Qualified Stock Options or Stock Bonuses, in such amounts as the Committee shall determine from time to time; provided, however, that in no event shall the amount of a Cash Bonus exceed the Fair Market Value of the related shares of Restricted Stock or Restricted Stock Units or Stock Bonus on such date on the limits set forth in Section 3(b). A Cash Bonus shall be subject to such conditions as the Committee shall determine at the time of the grant of such Cash Bonus. No payment shall be made under any Cash Bonus that is intended to be qualified performance-based compensation under Section 162(m) and the rules and regulations thereunder, unless the Committee certifies in writing that the Performance Measures for the performance period have in fact been achieved.

11.	Performance Awards

The Committee may grant Performance Awards which may be earned based upon achievement of Performance Measures. With respect to each such award, the Committee shall establish a performance period over which achievement of Performance Measures shall be determined and Performance Measures to be met or exceeded. Such standards shall be established at the time of such award and set forth in the Award Agreement.

(a)	Performance Awards

Each Performance Award shall have a maximum value established by the Committee at the time of such award.

(b)	Performance Measures

Performance Awards shall be awarded to an Eligible Person contingent upon future performance of the Company and/or the Company’s Subsidiary, division or department in which such person is employed over the performance period. The Committee shall establish the Performance Measures applicable to such performance.

(c)	Award Criteria

In determining the value of Performance Awards, the Committee shall take into account an Eligible Person’s responsibility level, performance, potential, cash compensation level, unexercised Options, other incentive awards and such other considerations as it deems appropriate. Notwithstanding the preceding sentence, the extent necessary for a Performance Award payable in cash to be qualified performance-based compensation under Section 162(m) of the Code and the rules and regulations thereunder, the maximum amount that may be paid under all such Performance Awards to any one Eligible Person during any calendar year shall be $1,500,000.

(d)	Payment

Following the end of each performance period, the Participant holding each Performance Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Award, based on the achievement of the Performance Measures for such performance period, as determined by the Committee. Payment of Performance Awards may be made wholly in cash, wholly in shares of common stock or a combination thereof, all at the discretion of the Committee. Payment shall be made in a lump sum or in installments, and shall be subject to such vesting and other terms and conditions as may be prescribed by the Committee for such purpose. Notwithstanding anything contained herein to the contrary, in the case of a Performance Award intended to be qualified performance-based compensation under Section 162(m) and the rules and regulations thereunder, no payment shall be made under any such Performance Award until the Committee certifies in writing that the Performance Measures for the performance period have in fact been achieved.

(e)	Other Terms and Conditions

When a Performance Award is payable in installments in common stock, if determined by the Committee, one or more stock certificates or book-entry credits registered in the name of the Participant representing shares of common stock which would have been issuable to the Participant if such payment had been made in full on the day following the end of the applicable performance period may be registered in the name of such Participant, and during the period until such installment becomes due such Participant shall have the right to receive dividends (or the cash equivalent thereof) and shall also have the right to vote such common stock and all other shareholder rights (in each case unless otherwise provided in the agreement evidencing the Performance Award), with the exception that (i) the Participant shall not be entitled to delivery of any stock certificate until the installment payable in shares becomes due, (ii) the Company shall retain custody of any stock certificates until such time and (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate or dispose of such common stock until such time. A distribution with respect to shares of common stock payable in installments which has not become due, other than a distribution in cash, shall be subject to the same restrictions as the shares of common stock with respect to which such distribution was made, unless otherwise determined by the Committee.

(f)	Performance Award Agreements

Each Performance Award shall be evidenced by an agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve.

12.	Dividend Equivalents and Other Stock-Based Awards

The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of shares with respect to a number of shares determined by the Committee. Subject to the terms of the Plan, such Dividend Equivalents may have such terms and conditions as the Committee shall determine. The Committee is hereby authorized to grant to Eligible Persons such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Stock (including, without limitation; securities convertible into Stock), as are deemed by the Committee to be consistent with the purpose of the Plan. The Committee shall determine the terms and conditions of any Other Stock-Based Awards, subject to the terms of the Plan and the Award Agreement. Any consideration paid by the Participant with respect to any Other Stock-Based Awards may be paid by such method or methods and in such form or forms (including, without limitation, cash, Stock, other securities, other Awards or other property, or any combination thereof), as the Committee shall determine.

13.	Other Provisions Applicable to Awards.

(a)	Change in Control

Notwithstanding any other provision of the Plan to the contrary, unless otherwise provided by the Committee in any Award Agreement, in the event of a Change in Control:

(i)	Any Options and Stock Appreciation Rights outstanding as of the date of such Change in Control, and which are not then exercisable and vested, shall become fully exercisable and vested.

(ii)	The restrictions and deferral limitations applicable to any Restricted Stock or Restricted Stock Units shall lapse, and such Restricted Stock or Restricted Stock Units shall become free of all restrictions and become fully vested.

(iii)	All Performance Awards shall be considered to be earned and payable in full, and any deferral or other restriction shall lapse and such Performance Awards shall be settled in cash or shares, as determined by the Committee, as promptly as is practicable.

(iv)	All restrictions on other Awards shall lapse and such Awards shall become free of all restrictions and become fully vested.

(b)	Suspension or Cancellation for Cause

If the Committee reasonably believes that a Participant has committed an act of misconduct which the Committee determines may constitute Cause, it may suspend the Participant’s right to exercise any rights under an Award pending a determination by the Committee as to whether or not an Award(s) shall be terminated or cancelled. If the employment of a Participant is terminated by the Company for Cause, then the Committee shall have the right to cancel any Awards granted to the Participant, whether or not vested, under the Plan. Any rights the Company may have hereunder in respect of the events giving rise to Cause shall be in addition to the rights the Company may have under any other agreement with a Participant or at law or in equity. Any determination of whether a Participant’s employment is (or is deemed to have been) terminated for Cause shall be made by the Committee in its sole discretion, which determination shall be final and binding on all parties. If, subsequent to a Participant’s termination of employment (whether voluntary or involuntary) without Cause, it is discovered that the Participant’s employment could have been terminated for Cause, such Participant’s employment shall be deemed to have been terminated for Cause. A Participant’s termination of employment for Cause shall be effective as of the date of the occurrence of the event giving rise to Cause, regardless of when the determination of Cause is made.

(c)	Right of Recapture

If at any time within one year after the date on which a Participant exercises rights under an Award, or if income is realized by a Participant in connection with any Other Stock-Based Award (each of which events shall be a “realization event”), if the Committee determines in its discretion that the Company has been materially harmed by the Participant, whether such harm (i) results in the Participant’s termination or deemed termination of employment for Cause or (ii) results from any activity of the Participant determined by the Committee to be in competition with any activity of the Company, or otherwise prejudicial, contrary or harmful to the interests of the Company (including, but not limited to, accepting employment with or serving as a consultant, adviser or in any other capacity to an entity that is in competition with or acting against the interest of the Company), then any gain realized by the Participant from the realization event shall be paid by the Participant to the Company upon notice from the Company. Such gain shall be determined as of the date of the realization event, without regard to any subsequent change in the Fair Market Value of a share of Company Stock. The Company shall have the right to offset such gain against any amounts otherwise owed to the Participant by the Company (whether as wages, vacation pay, or pursuant to any benefit plan or other compensatory arrangement).

(d)	Consideration of Awards

Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.

(e)	Awards May Be Granted Separately or Together

Awards may, in the discretion of the Committee, be granted either alone, in addition to, in tandem with or in substitution for any other Award or any Award granted under any plan of the Company other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with Awards granted under any such other plan of the Company may be granted either at the same time as or at a different time from the grant of such other Awards.

(f)	No Limit on Other Compensation Arrangements

Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(g)	No Right to Employment, etc.

The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company. In addition, the Company may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise provided in the Plan or in any Award Agreement.

(h)	No Fractional Shares

No fractional shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of a fractional share, or whether fractional rights shall be cancelled or otherwise eliminated.

(i)	Forms of Payment Under Awards

Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, shares, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules of the Committee.

Except as provided herein, the purchase price of each share of Stock purchased by an Eligible Person or transferee upon the exercise of any Option or other Award requiring payment shall be paid: (i) in United States dollars in cash or by check, bank draft or money order payable to the order of the Company; (ii) at the discretion of the Committee, through the delivery of shares of Stock, having initially or as a result of successive exchanges of shares, an aggregate Fair Market Value (as determined in the manner provided under this Plan) equal to the aggregate purchase price for the Stock as to which the Option is being exercised; (iii) at the discretion of the Committee, by a combination of both (i) and (ii) above; or (iv) by such other method as may be permitted in the written Award Agreement between the Company and the Participant.

(j)	Limits on Transfer of Awards

Subject to Section 6(c), no Award and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules promulgated thereunder; provided, however, that, if so determined by the Committee, a Participant may, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant. Except as otherwise provided in Section 6(c) or any applicable Award Agreement or amendment thereto, each Award or right under any Award shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. Any Award which is transferred pursuant to a qualified domestic relations order or as otherwise as permitted by the Plan and the applicable Award Agreement shall remain subject to the terms and conditions set forth in the Award Agreement and the Plan. Except as otherwise provided in any applicable Award Agreement or amendment thereto, no Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company.

(k)	Term of Awards

The term of each Award shall be for such periods as may be determined by the Committee at the time of grant but in no event shall any Award have a term of more than 10 years.

14.	Adjustment Upon Changes in Company Stock

(a)	Adjustments

In the event that any dividend or other distribution (whether in the form of cash, shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of the Company or other similar transaction or event affecting shares of the Company would be reasonably likely to result in the diminution or enlargement of any of the benefits or potential benefits intended to be made available under the Plan or under an Award (including, without limitation, the benefits or potential benefits of provisions relating to the term, vesting or exercisability of any Option or the availability of any Stock Appreciation Rights, if any, contained in any Award, and any Change in Control or similar provisions of any Award), the Committee shall, in such manner as it shall deem equitable or appropriate in order to prevent such diminution or enlargement of any such benefits or potential benefits, adjust any or all of (i) the number and type of shares (or other securities or other property) which thereafter may be made the subject of Awards under the Plan, (ii) the number and type of shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award.

(b)	Outstanding Restricted Stock

Unless the Committee in its absolute discretion otherwise determines, any securities or other property (including dividends paid in cash) received by a Participant with respect to a share of Restricted Stock, which has passed its issuance date but has not vested as of the date of such event, as a result of any dividend, stock split, reverse stock split, recapitalization, merger, consolidation, combination, exchange of shares or otherwise, not involving a Change in Control, shall not vest until such share of Restricted Stock vests in accordance with a Participant’s Award Agreement, and shall be promptly deposited with the custodian designated pursuant to Paragraph 8(d)(ii) hereof.

15.	Rights as a Shareholder

No Participant shall have any rights as a shareholder with respect to any shares of Company Stock covered by or relating to any Option or Restricted Stock Unit granted pursuant to the Plan until the date that the Participant becomes the registered owner of such shares. Except as otherwise expressly provided in Section 14 hereof, no adjustment to any Option or Restricted Stock Unit shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

16.	No Special Employment Rights; No Right to Award

Nothing contained in the Plan or any Award shall confer upon any Participant any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award. No Participant shall have any claim or right to receive an Award hereunder. The Committee’s granting of an Award to a Participant at any time shall neither require the Committee to grant an Award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

17.	Securities Matters

(a)	Issuance of Shares

The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any interests in the Plan or any shares of Company Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Company Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange or market on which shares of Company Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Company Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

(b)	Timing of Exercise

The exercise of any Option granted hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of shares of Company Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange or market on which shares of Company Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any exercise of an Option granted hereunder in order to allow the issuance of shares of Company Stock pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option granted hereunder. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain a refund of any amount paid with respect thereto.

18.	Compliance with Rule 16b-3

It is intended that the Plan be applied and administered in compliance with Rule l6b-3. If any provision of the Plan would be in violation of Rule 16b-3 if applied as written, such provision shall not have effect as written and shall be given effect so as to comply with Rule l6b-3, as determined by the Committee. The Committee is authorized to amend the Plan and to make any such modifications to Award Agreements to comply with Rule l6b-3, as it may be amended from time to time, and to make any other such amendments or modifications deemed necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.

19.	Withholding Taxes

To the extent required by applicable federal, state, local or foreign law, the Committee may and/or a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise with respect to any issuance, exercise or vesting of an Award, or any disposition of shares of Company Stock. The Company shall not be required to issue shares or to recognize the disposition of such shares until such obligations are satisfied. To the extent permitted or required by the Committee, these obligations may or shall be satisfied by having the Company withhold a portion of the shares of stock that otherwise would be issued to a Participant under such Award or by tendering a Participant’s Previously Acquired Shares.

20.	Amendments

Except to the extent prohibited by applicable law and unless otherwise expressly provided in the Plan:

(a)	Amendments to the Plan

The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan at any time and from time to time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval, would (i) increase the number of shares that may be issued under the Plan; (ii) permit granting of Options at less than the market price of Company Stock; (iii) permit the repricing of outstanding Options; (iv) amend the maximum shares set forth that may be granted as Options, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units or Stock Bonus to any Participant; (v) extend the term of the Plan; (vi) change the class of persons eligible to participate in the Plan; or (vii) otherwise implement any amendment required to be approved by shareholders under the rules of any applicable stock exchange or NASDAQ Marketplace Rules.

(b)	Correction of Defects, Omissions and Inconsistencies

The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable.

21.	No Obligation to Exercise

The grant to a Participant of an Option, SAR, Performance Award or Other Stock-Based Awards shall impose no obligation upon such Participant to exercise such Award.

22.	Transfers Upon Death

No transfer by will or the laws of descent and distribution of any Stock Award, or the right to exercise any Stock Award, shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Award.

23.	Expenses and Receipts

The expenses related to administering the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Award will be used for general corporate purposes.

24.	Limitations Imposed By Section 162(m)

Notwithstanding any other provision hereunder, prior to a Change in Control, if and to the extent that the Committee determines the Company’s federal tax deduction in respect of an Award may be limited as a result of Section 162(m) of the Code, the Committee may take the following actions:

(a)	With respect to Options, SARs or Restricted Stock Units, the Committee may delay the payment in respect to such Options, SARs or Restricted Stock Units until a date that is within 30 days after the earlier to occur of (i) the date that compensation paid to the Participant no longer is subject to the deduction limitation under Section 162(m) of the Code and (ii) the occurrence of a Change in Control. In the event that a Participant exercises an Option or SAR at a time when the Participant is a “covered employee,” and the Committee determines to delay the payment in respect of such Award, the Committee shall credit cash or, in the case of an amount payable in Company Stock, the Fair Market Value of the Company Stock, payable to the Participant to a book-entry account established in the Participant’s name in the financial records of the Company. The Participant shall have no rights in respect of such account and the amount credited thereto shall not be transferable by the Participant other than by will or laws of descent and distribution. The Committee may credit additional amounts to such account as it may determine in its sole discretion. Any account created hereunder shall represent only an unfunded unsecured promise by the Company to pay the amount credited thereto to the Participant in the future.

(b)	With respect to Restricted Stock or Restricted Stock Units and Stock Bonuses, the Committee may require the Participant to surrender to the Committee any certificates with respect to Restricted Stock and Stock Bonuses in order to cancel the Awards of such Restricted Stock or Restricted Stock Units and Stock Bonuses (and any related Cash Bonuses). In exchange for such cancellation, the Committee shall credit to a book-entry account established in the Participant’s name in the financial records of the Company a cash amount equal to the Fair Market Value of the shares of Company Stock subject to such Awards. The amount credited to such account shall be paid to the Participant within 30 days after the earlier to occur of (i) the date that compensation paid to the Participant no longer is subject to the deduction limitation under Section 162(m) of the Code and (ii) the occurrence of a Change in Control. The Participant shall have no rights in respect of such account and the amount credited thereto shall not be transferable by the Participant other than by will or laws of descent and distribution. The Committee may credit additional amounts to such account as it may determine in its sole discretion. Any account created hereunder shall represent only an unfunded unsecured promise by the Company to pay the amount credited thereto to the Participant in the future.

25.	Failure to Comply

In addition to the remedies of the Company elsewhere provided for herein, a failure by a Participant (or Beneficiary or permitted transferee) to comply with any of the terms and conditions of the Plan or Award Agreement, unless such failure is remedied by such Participant (or a Beneficiary or permitted transferee) within ten days after having been notified of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Award, in whole or in part, as the Committee, in its absolute discretion, may determine. No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company.

26.	Effective Date of Amendments to the Plan

The amendments to the Plan, as adopted by the Board of Directors on June 12, 2007, are effective as of such date, subject to approval by the shareholders of the Company with respect only to the addition of non-employee directors as Eligible Persons under the Plan prior to June 12, 2008. If the Plan, as amended, with respect to the addition of non-employee directors as Eligible Persons, is not approved by the Company’s shareholders on or before such date, then the Plan, without the addition of non-employee directors as Eligible Persons, shall continue in full force and effect.

27.	Term of the Plan

The Plan and the right to grant Awards under the Plan will terminate on September 9, 2012.

28.	Severability of Provisions

If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

29.	Applicable Law

Except to the extent preempted by any applicable law, the Plan will be construed and administered in accordance with the laws of the State of Minnesota, without reference to the principles of conflicts of law.

30.	No Trust or Fund Created

Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

Patterson Companies, Inc. 1031 Mendota Heights Road St. Paul, Minnesota 55120	proxy

This proxy is solicited on behalf of the Board of Directors.

The undersigned shareholder of Patterson Companies, Inc., a Minnesota corporation, hereby acknowledges receipt of the notice of annual meeting of shareholders and proxy statement, each dated August 3, 2007, and hereby appoints James W. Wiltz and R. Stephen Armstrong, or either of them, proxies and attorneys-in-fact, with full power to each of substitution and revocation, on behalf and in the name of the undersigned, to represent the undersigned at the annual meeting of shareholders to be held at 2930 Waters Road, Suite 100, Eagan, Minnesota 55121, on Monday, September 10, 2007, at 4:30 p.m. local time, or at any adjournment or postponement thereof, and to vote, as designated below, all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

Shareholders are requested to follow the telephone or internet voting instructions on the reverse side, or to mark, date and sign this proxy on the reverse side and return it in the enclosed envelope. No postage is required.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your proxy.

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK EASY IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until noon (CT) on Friday, September 7, 2007.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/pdco/ — QUICK EASY IMMEDIATE

•	Use the internet to vote your proxy 24 hours a day, 7 days a week, until noon (CT) on Friday, September 7, 2007.
•

Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Patterson Companies, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by telephone or internet, please do not mail your proxy card

ò  Please detach here  ò

1. To elect three directors to have terms expiring in 2010 and until their successors shall be elected and duly qualified.			☐ FOR all nominees (except as marked below)	☐ WITHHOLD AUTHORITY to vote for all nominees
01 John D. Buck	02 Peter L. Frechette	03 Charles Reich
(Instructions: To withhold authority to vote for any nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. To approve the amendment to our Equity Incentive Plan to include our non-employee directors as a class of persons eligible to receive awards under the Plan.	☐ For	☐ Against	☐ Abstain
3. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 26, 2008.	☐ For	☐ Against	☐ Abstain

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSALS 1, 2 AND 3. ABSTENTIONS WILL BE COUNTED TOWARDS THE EXISTENCE OF A QUORUM.

Address Change? Mark Box      ☐      Indicate changes below:

Date                                                                     , 2007

Signature(s) in Box

(If there are co-owners both must sign)

Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.